United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PEOPLES FINANCIAL SERVICES CORP.

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Peoples Financial Services Corp.
150 North Washington Avenue
Scranton, Pennsylvania 18503

April 5, 2023

To Our Shareholders:

You are cordially invited to participate in the 2023 Annual Meeting of Shareholders of Peoples Financial Services Corp. to be held on Saturday, May 13, 2023 at 9:00 a.m. Eastern Daylight Time. As we did last year, we will be holding a virtual meeting where you will be able to listen to the meeting live, vote on the matters submitted to shareholders and pose questions and make comments. The virtual meeting can be accessed by visiting www.virtualshareholdermeeting.com/PFIS2023.

At the annual meeting, shareholders will be asked to consider and vote upon: the election of three directors to the Company’s board of directors, each to serve until the 2026 annual meeting of shareholders and until his or her successor has been selected and qualified; a proposal to approve, on an advisory basis, the compensation of our named executive officers; the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; a proposal to approve the Peoples Financial Services Corp. 2023 Equity Incentive Plan and any other business as may properly be brought before the meeting.

On behalf of the board of directors, we urge you to submit your proxy by mail, telephone or internet as soon as possible, even if you currently plan to attend the virtual meeting. This will not prevent you from voting at the annual meeting, but will assure that your vote is counted if you do not attend.

Your cooperation is appreciated, as shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast must be represented at the annual meeting, either by proxy or by participation in the virtual meeting, to constitute a quorum for the conduct of business.

Very truly yours,

William E. Aubrey II	Craig W. Best	Thomas P. Tulaney
Chairman of the Board	Chief Executive Officer	President and COO

Peoples Financial Services Corp.
150 North Washington Avenue
Scranton, Pennsylvania 18503

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD May 13, 2023

Notice is hereby given that the 2023 Annual Meeting of Shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” will be held via live audio webcast at www.virtualshareholdermeeting.com/PFIS2023, on Saturday, May 13, 2023, at 9:00 a.m. Eastern Daylight Time, for the purpose of considering and voting upon the following matters:

●	Election of three directors to our board of directors, each to serve until the 2026 annual meeting of shareholders and until his or her successor has been elected and qualified;
●	A proposal to approve, on an advisory basis, the compensation of our named executive officers;
●	Ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
●	A proposal to approve the Peoples Financial Services Corp. 2023 Equity Incentive Plan; and
●	Such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 28, 2023 are entitled to notice of and to vote at the annual meeting. Whether or not you contemplate participating in the virtual annual meeting, the board of directors of the Company recommends that you execute and return the enclosed proxy by mail or submit your proxy by telephone or the internet. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy, by delivering a later dated written notice of revocation to the Company, or by voting your shares at the virtual annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 13, 2023:

Our proxy statement, annual report to shareholders and form of proxy card are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY H. KIRTLEY
Secretary

April 5, 2023

Peoples Financial Services Corp.
150 North Washington Avenue
Scranton, Pennsylvania 18503

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON May 13, 2023

This proxy statement is being furnished to shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held via live audio webcast at www.virtualshareholdermeeting.com/PFIS2023 at 9:00 a.m. Eastern Daylight Time on Saturday, May 13, 2023, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

●	Election of three directors to the Company’s board of directors each to serve until the 2026 annual meeting of shareholders and until his or her successor has been elected and qualified;
●	A proposal to approve, on an advisory basis, the compensation of our named executive officers;
●	Ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
●	A proposal to approve the Peoples Financial Services Corp. 2023 Equity Incentive Plan; and
●	Such other business as may properly come before the meeting.

Information regarding the election of directors and the other proposals is included in this proxy statement. Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 5, 2023.

A Warning About Forward-Looking Statements

This document contains forward-looking statements, in addition to historical information. Forward looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” and variations of such words and similar expressions, or future or conditional verbs such as “would,” “should,” “could,” “may,” or similar expressions. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a safe harbor in regard to the inclusion of forward-looking statements in this document and any documents incorporated by reference.

You should note that many factors, some of which are discussed elsewhere in this document and in documents that are incorporated by reference, could affect the future financial results of Peoples Financial Services Corp. and its subsidiaries and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this document. These factors include, but are not limited, to the following:

●	risks associated with business combinations;
●	changes in interest rates;
●	economic conditions, particularly in our market area;
●	legislative and regulatory changes (such as the Inflation Reduction Act of 2022 and regulatory actions taken pursuant thereto) and the ability to comply with the significant laws and regulations governing the banking and financial services business, including our relationship with regulators and any actions that may be initiated by our regulators;
●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System;
●	political, legal, and regulatory actions and policies in response to the military conflict between Russia and Ukraine, including the effects thereof on energy markets, interest rates, commerce and banking;
●	credit risk associated with lending activities and changes in the quality and composition of our loan and investment portfolios;
●	demand for loan and other products;
●	deposit flows;
●	competition;
●	changes in the values of real estate and other collateral securing the loan portfolio, particularly in our market area;
●	changes in relevant accounting principles and guidelines;
●	inability of third party service providers to perform;
●	our ability to prevent, detect and respond to cyberattacks; and
●	other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

We caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements, except as may be required by applicable law or regulation, and except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. We caution readers not to place undue reliance on any forward-looking statements. These statements speak only as of the date made, and we advise readers that various factors, including those described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected.

Information About Voting

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation. Proxies may be solicited by mail, personally, by telephone or by other electronic means by officers, directors and employees of the Company and its subsidiary, Peoples Security Bank and Trust Company, or the “Bank,” who will not be compensated for such solicitation activities. In addition, we have engaged Regan & Associates, Inc. (New York, NY) to assist us with the solicitation. We will pay Regan & Associates a fee of $10,500 and reimburse them for their reasonable out-of-pocket expenses. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes: the election of three directors to the Company’s board of directors, each to serve until the 2026 annual meeting of shareholders and until his or her successor has been elected and qualified; a proposal to approve, on an advisory basis, the compensation of our named executive officers; the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; a proposal to approve the Peoples Financial Services Corp. 2023 Equity Incentive Plan; and such other business as may properly come before the annual meeting. We are not aware of any such other business that may properly come before the annual meeting at the present time.

How do I participate in the annual meeting?

This year, we will be holding a virtual meeting where you will be able to listen to the meeting live, vote on the matters submitted to shareholders and pose questions and make comments. The virtual meeting will be accessed by visiting www.virtualshareholdermeeting.com/PFIS2023.

You are entitled to participate in the annual meeting if you were a shareholder as of the close of business on February 28, 2023, the record date, or hold a valid proxy for the meeting. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/PFIS2023, you must enter the control number found on your proxy card.

We encourage you to access the annual meeting before it begins. Online check-in will start shortly before the meeting on May 13, 2023. If you have difficulty accessing the meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

Who can vote?

You can vote at the annual meeting if you were a holder of our common stock at the close of business on the record date. The record date for the annual meeting is February 28, 2023. Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other business as may properly come before the annual meeting. As of the record date, there were 7,160,567 shares of common stock outstanding and entitled to vote.

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How do I vote if shares are held directly in my name?

If you hold your shares in certificate or direct registration system form, and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

●	VOTE BY INTERNET - Before The Meeting – Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
●	VOTE BY INTERNET – During The Meeting – Go to www.virtualshareholdermeeting.com/PFIS2023. You may attend the virtual annual meeting and vote your shares during the meeting. To attend the annual meeting, you will need the control number included on your proxy card.
●	VOTE BY PHONE - 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
●	VOTE BY MAIL. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting. Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote at the annual meeting.

How will my proxy be voted?

If you hold your shares directly in your name, unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of the board’s director nominees named in this proxy statement, FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers, FOR the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and FOR the proposal to approve the Peoples Financial Services Corp. 2023 Equity Incentive Plan.

If you hold your shares of the Company’s common stock in “street name” (that is, through a broker or other nominee), under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Rules applicable to brokers consider uncontested elections of directors, matters related to executive compensation, and matters related to corporate governance to be considered non-routine. If you hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares, votes may not be cast on your behalf. If your broker or other nominee submits a proxy but does not vote your shares on a particular proposal because it has not received voting instructions from you, your shares will be considered to be “broker non-votes” with regard to that matter.

At or after the annual meeting, a judge of elections will tabulate ballots cast by shareholders present and voting at the virtual annual meeting and votes cast by proxy.

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What is a broker non-vote?

A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted to vote, or otherwise does not vote, those undirected shares on specified matters. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval. Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other business which are determined based on votes cast. Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented by participation in the virtual annual meeting or by proxy and entitled to vote.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes. Any shareholder giving a proxy has the right to virtually attend the annual meeting and vote during the annual meeting. A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attn.: Secretary, and received prior to the annual meeting. In addition, a shareholder may revoke a proxy by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting. A quorum will be present if shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast are represented by proxy or by participation in the virtual annual meeting. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

How many votes are required for the election of directors?

Our articles of incorporation provide for majority voting in uncontested elections of directors. Under our majority voting standard, each vote cast will be counted either “for” or “against” the nominee’s election as a director. To be elected in an uncontested election, a quorum must be present at the meeting and the number of votes cast by shareholders “for” a nominee’s election must exceed the number of votes cast “against” the nominee’s election. In a contested election, defined as on in which the number of director nominees exceeds the number of directors to be elected, the directors elected at such meeting shall be elected by a plurality of the votes cast in such election of directors, provided that a quorum is present. A “plurality” means that the candidates for election as directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Because the election of directors is based on votes cast, abstentions and broker non-votes have no effect on the outcome of the vote. Shareholders are not entitled to cumulative voting in the election of directors.

What happens if a director nominee fails to receive a majority of the votes cast for his or her election?

Pursuant to our corporate governance policy, any incumbent director who is nominated for re-election but does not receive a majority of the votes cast for his or her re-election, is required to tender his or her resignation to the nominating and corporate governance committee and the board for their consideration. The nominating and corporate governance committee will consider such tendered resignation and, within thirty days after certification of the election results of the shareholders’ meeting at which a director failed to receive the required votes for re-election, will make a recommendation to the board as to the appropriate action, primarily whether to accept or reject such resignation. In determining its recommendation to the board, the nominating and corporate governance committee will consider all factors deemed relevant by the members of the committee including, without limitation, any reason or reasons known to the committee why shareholders voted against the director’s re-election, the qualifications of the director, whether acceptance of the resignation would adversely affect the Company’s ability to comply with applicable stock exchange listing standards, and whether the director’s resignation from the board of directors would generally be in the best interests of the Company and its shareholders. The board will act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind such decision within ninety days after certification of the results of the election in which the director failed to receive the number of votes required. If any director nominee is not an incumbent director and fails to receive a majority of the votes cast for his or her election, he or she will not be elected.

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How many votes are required to approve, on an advisory basis, the compensation of our named executive officers?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required for the ratification of the appointment of Baker Tilly US, LLP?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required to approve the Peoples Financial Services Corp. 2023 Equity Incentive Plan?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve the Peoples Financial Services Corp. 2023 Equity Incentive Plan. Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required for any other proposals that may properly come before the annual meeting?

Any other proposals that may properly come before the annual meeting will be approved if the holders, present by proxy or by participation in the virtual meeting, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast are voted in favor of the action, unless the question is one upon which a different vote is required by express provision of law or by our articles of incorporation or our bylaws. Abstentions and broker non-votes will have the same effect as votes against any proposal that requires approval by a majority of the votes which all shareholders are entitled to cast. Abstentions and broker non-votes are not considered votes cast, however, and, as such, have no effect on the outcome of any proposals which would be approved based on votes cast. We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

Proposal 1 – Election of Directors

Our bylaws provide that the number of directors constituting the entire board will be not less than five nor more than twenty-five, with the exact number to be fixed from time to time by our board of directors.

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Our bylaws also provide that our board of directors will be classified into three classes, each class to be as nearly equal in number, in respect to the time for which they severally hold office. At each annual meeting of shareholders, one class of directors is to be elected and each class of directors so elected will serve for a term of approximately three years. Three nominees will be elected to the 2026 class of directors.

It is intended that the proxies solicited by the board of directors will be voted FOR the three director nominees named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election or service on the board, the proxy solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors. The board has no reason to believe that any of the named nominees are not available or will not serve if elected.

Nominees for Director - Term Expiring In 2026

The board has nominated incumbent directors Sandra L. Bodnyk, Ronald G. Kukuchka and Elisa Zúñiga Ramirez for election to the board of directors at the 2023 Annual Meeting of shareholders, each to serve until the 2026 annual meeting of shareholders and until his or her successor has been elected and qualified. The names of the director nominees and certain information about them are set forth below:

Sandra L. Bodnyk, age 71, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company on February 28, 2020. Ms. Bodnyk was Executive Vice President, Senior Loan Administrator for Branch Banking and Trust Company, the banking subsidiary of BB&T Corporation, from April 2016 through December 2018, and was Senior Executive Vice President, Chief Risk Officer for National Penn Bank, the banking subsidiary of National Penn Bancshares, Inc., from January 2013 until their merger with BB&T in April 2016. Before Ms. Bodnyk’s appointment to that position, she was Group Executive Vice President & Chief Risk Officer for National Penn Bank, and before that she held various positions with KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company. Our board of directors determined that Ms. Bodnyk is qualified to serve as a director of the Company as a result of her extensive background in commercial banking, including her experience with commercial lending and enterprise risk management, and oversight of regulatory compliance and technology and information security.

Ronald G. Kukuchka, age 69, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2007. He has been President of Ace Robbins, Inc. since 1982. The board has determined that Mr. Kukuchka is qualified to be on the board due to his leadership skills gained from owning a successful petroleum company in our market area for over 37 years. He also brings experience gained by serving as director for the Pennsylvania Marketers & Convenience Store Association, director of the Tunkhannock Fireman’s Relief Association, and from being trustee of the Roy Piper Charitable Trust.

Elisa Zúñiga Ramirez, age 54, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2022. She has over 30 years’ experience in the capital markets. Since October 2020, until the present, she has been the President of Exito Consulting LLC. From May 2018 until her retirement in July 2020, Ms. Ramirez was Senior Portfolio Manager and Principal at Segall Bryant & Hamill, an employee-owned money manager with $25 billion in assets under management. Prior to this, from 2009, she was Senior Portfolio Manager and Partner at Denver Investments LLC, an employee-owned money manager with $7.3 billion in assets under management that was acquired by Segall Bryant and Hamill in May 2018. Ms. Ramirez had served in various other position with Denver Investments since 1989. Ms. Ramirez managed midcap growth equity assets in the first half of her career and spent the second half managing value equity assets with a focus on small-cap dividend-paying stocks. At the peak, the Small-Cap Value Dividend Fund that she co-managed $2.3 billion in assets under management. Since November 2020, she has served as an independent director for the Denver Employees Retirement Plan; since January 2021 she has served as an advisory board member for Bow River Capital; and since February 2022, she has been a trustee of Trust for Professional Managers (US Bank Global Fund Services Series Trust). Our board of directors determined that Ms. Ramirez is qualified to serve as a director of the Company as a result of her deep understanding of investment theory and practice, ESG investing, and diversity, equity & inclusion.

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Continuing Directors

The names of our directors whose current terms will continue after the 2023 Annual Meeting of shareholders and certain information about them follow.

Term Expiring In 2024

Richard S. Lochen, Jr., age 59, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2003. He has been a Certified Public Accountant with the firm of Lochen & Chase PC since 1995. In January 2023, Lochen & Chase PC merged with McGrail Merkel and Quinn PC and into MMQ PC. In May 2006, Mr. Lochen was appointed as President of Peoples Financial Services Corp. and its banking subsidiary (then known as Peoples National Bank) and served as President and Chief Executive Officer from January 2007 until November 2009. The board has determined that Mr. Lochen is qualified to be on the board due to his knowledge of auditing publicly-traded financial institutions that he gained during his career as a CPA, which included assisting in preparation of annual and quarterly filings with the Securities and Exchange Commission. He also brings executive leadership experience and understanding of the operations of Peoples gained from his past service as an officer of Peoples Financial Services Corp. and its banking subsidiary.

James B. Nicholas, age 71, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of our merger with Penseco in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1981. The Company has concluded that Mr. Nicholas is qualified to serve as a director of the Company as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of the former Penn Security Bank and Trust Company. Mr. Nicholas has served as the President of D.G. Nicholas Co., a wholesale auto parts company located in Scranton, Pennsylvania, since 1990. Through his oversight of D.G. Nicholas Co., Mr. Nicholas is able to obtain insight regarding the local business and consumer environment that is valuable to our board of directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Term Expiring In 2025

William E. Aubrey II, age 60, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2006 and Chairman of the Board since 2008. He was President and Chief Executive Officer of Gertrude Hawk Chocolates based in Dunmore, PA from 2003 to 2019 and is currently President of Alternative Investments at Gertrude Hawk Holdings. The board has determined that Mr. Aubrey is qualified to be on the board due to his executive management experience gained by serving as a chief executive. He also brings knowledge gained by serving on the board of directors of United Gilsonite Laboratories in Scranton, PA, Schlotterbeck & Foss in Portland, ME and Rustic Crust in Pittsfield, NH. In addition, he has served on many community boards including past Chairman of Geisinger CMC Hospital, Keystone College, Holy Cross School System, Everhart Museum and the Waverly Community House. He holds an MBA and CPA.

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Craig W. Best, age 62, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of our merger with Penseco in November 2013. Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 2006. The Company has concluded that Mr. Best is qualified to serve as a director of the Company as a result of his leadership and prior experience in the banking industry. Mr. Best has served as Chief Executive Officer of the Company and the Bank since May 2020. Mr. Best served as President and Chief Executive Officer of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company from the time of the 2013 Penseco merger until May 2020, and from 2006 until the merger served as President and Chief Executive Officer of Penseco Financial Services Corporation and Penn Security Bank and Trust Company Penseco merger. Prior to joining Penseco, Mr. Best served as Chief Operating Officer of First Commonwealth Bank, a $6.2 billion financial services institution headquartered in Indiana, Pennsylvania, from July 2000 to December 2005. During his employment with First Commonwealth Bank, Mr. Best was responsible for overseeing the day to day operations of all lines of business and administrative functions for First Commonwealth Bank. Before serving as Chief Operating Officer of First Commonwealth Bank, Mr. Best was President of NBOC, a $1.0 billion division of First Commonwealth Bank. This collective experience, along with his knowledge of all aspects of the Company’s and the Bank’s business through his position as President and Chief Executive Officer, uniquely qualify Mr. Best for service on the Company’s board of directors.

Joseph T. Wright, Jr., age 67, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2009. He has been an attorney at law with Wright & Reihner PC since 1980. The board has determined that Mr. Wright is qualified to be on the board due to his experience and knowledge gained while being a practicing attorney for nearly forty years with involvement in numerous financially complex matters related to disputes involving shareholders, employment matters, contracts, valuation issues, real estate matters, and general business issues related to risk assessment.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2026 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS OR HER SUCCESSOR HAS BEEN ELECTED AND QUALIFIED.

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Proposal 2 – To Approve, on an Advisory Basis,
the Compensation of our Named Executive Officers

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (commonly referred to as the “Exchange Act”), we are providing our shareholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. We are currently soliciting this advisory vote on an annual basis.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the members of our compensation committee and board of directors value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and the compensation committee will evaluate what actions may be appropriate to address those concerns.

Our executive compensation program is designed to attract, reward, and retain key employees, including our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance shareholder value. Shareholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for greater detail about our executive compensation programs, including information about the fiscal year 2022 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY THE ADOPTION OF THE FOREGOING RESOLUTION.

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Proposal 3 – Ratification of the Appointment of Baker Tilly US, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023

The audit committee of our board of directors has engaged Baker Tilly US, LLP or “Baker Tilly,” to serve as our independent registered public accounting firm for the year ending December 31, 2023. Baker Tilly served as our independent registered public accounting firm for the Company for the fiscal years ended December 31, 2022 and 2021. Representatives of the firm are expected to participate in the virtual annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table presents the aggregate fees billed or expected to be billed to us by our principal independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021.

Fee Category	2022	2021
Audit Fees	$409,900	$306,500
Audit-Related Fees	34,425	30,850
Tax Fees	–	–
All Other Fees	–	–
Total Fees	$444,325	$337,350

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Our audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the audit committee prior to the completion of the audit. The policy requires that all services to be performed by Baker Tilly, including audit services, audit-related services and permitted non-audit services, be performed either pursuant to detailed pre-approval policies and procedures established by the committee as to the services to be performed, or upon presentation to and pre-approval by the committee (subject to the de minimis exception). All services rendered by Baker Tilly are permissible under applicable laws and regulations, and the audit committee pre-approved all audit services performed by Baker Tilly during 2022 and 2021.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

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Proposal 4 – To Approve the Peoples Financial Services Corp.
2023 Equity Incentive Plan

At its meeting held on March 31, 2023, the board of directors adopted a resolution approving the Peoples Financial Services Corp. 2023 Equity Incentive Plan (the “2023 Plan”) and directing that the Plan be submitted to the shareholders for their approval at the annual meeting of shareholders. If approved by our shareholders, the 2023 Plan will become effective as of the date approved by shareholders, and no further awards will be made under our 2017 Equity Incentive Plan (the “Prior Plan”). If this proposal is not approved by our shareholders, the 2023 Plan will not become effective, and the Prior Plan will expire in accordance with its terms in 2027.

If approved, we intend to use the 2023 Plan to enhance the profitability and value of the Company for the benefit of our shareholders by enabling us to offer employees, directors, consultants and other service providers of the Company and its affiliates, stock and stock-based incentive awards, to create a means to raise the level of stock ownership by employees, directors, consultants and service providers in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our shareholders. The board believes that an equity incentive plan is an integral part of our approach to long-term incentive compensation, focused on shareholder return, and our continuing efforts to align shareholder and management interests. We believe that growth in shareholder value depends on, among other things, our continued ability to attract and retain non-employee directors, employees, consultants and service providers, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

Summary of Plan Provisions

The principal provisions of the 2023 Plan are summarized below. This summary is qualified in its entirety by reference to the 2023 Plan document, a copy of which is attached as Appendix A and has been filed with the SEC with this Proxy Statement. To the extent the description below differs from the text of the 2023 Plan, the text of the 2023 Plan will control.

Administration

The 2023 Plan vests broad powers in a committee to administer and interpret the Plan. Our board will designate the compensation committee to administer the 2023 Plan. Except when limited by the terms of the 2023 Plan, the compensation committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and accelerate the vesting or exercisability of an award. In its discretion, the compensation committee may delegate all or part of its authority and duties with respect to granting awards to one or more individuals, subject to certain limitations and provided applicable law so permits.

The board of directors may amend, alter or discontinue the 2023 Plan and the compensation committee may amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission. In addition, any amendments seeking to increase the total number of shares reserved for issuance under the 2023 Plan or modifying the classes of participants eligible to receive awards under the Plan will require ratification by our shareholders in accordance with applicable law.

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Eligibility

Any of our employees, directors, consultants, and other service providers, or those of our affiliates, are eligible to participate in the 2023 Plan and may be selected by the compensation committee to receive an award. However, in accordance with applicable tax rules, only our employees (and the employees of our parent or subsidiary corporations) are eligible to be granted incentive stock options.

As of March 16, there were approximately 391 employees, directors, consultants and other service providers who would be eligible to participate in the 2023 Plan.

Vesting

The compensation committee determines the vesting conditions for awards. A time-based condition requires that the participant be employed or otherwise in the service of the Company or our affiliates for a certain amount of time in order for the award to vest. A performance-based condition requires that certain performance criteria be achieved in order for the award to vest. Awards may also vest in connection with a participant’s termination of employment or in connection with a Change in Control (as described and defined below).

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of our common stock (referred to in this proposal as “common stock” or “shares”) that may be issued under the 2023 Plan is the sum of: (i) 120,000 shares, plus (ii) up to 31,696 additional shares underlying awards outstanding under the Prior Plan that expire, terminate are canceled or forfeited without issuance to the holder thereof of the full number of shares to which the award related (the “Share Pool”).

If any award granted under the 2023 Plan or Prior Plan expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the 2023 Plan. Any shares that are withheld for the payment of taxes or in satisfaction of the exercise price of an option award, and any shares that are not delivered upon exercise or settlement of a stock appreciation right, will not again become available for grant under the 2023 Plan.

Any shares issued in respect of awards granted in substitution for equity-based awards of an entity acquired by the Company or a subsidiary, or with which the Company or a subsidiary combine, will not reduce the Share Pool.

The maximum aggregate number of shares under the 2023 Plan that may be issued in respect of incentive stock options is equal to 151,696.

In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate event or transaction that affects our common stock, the compensation committee shall make appropriate adjustments in the number and kind of shares authorized by the 2023 Plan and covered under outstanding awards as it determines appropriate and equitable. Shares of our common stock subject to awards that expire unexercised or are otherwise forfeited shall again be available for awards under the 2023 Plan.

The market value of a share of our common stock as of March 16, 2023 was $46.40.

Types of Awards

The 2023 Plan provides for the grant of the following equity-based and cash-based incentive awards to participants: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units (“RSUs”), and (v) other cash or stock-based awards.

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Stock Options. An option entitles the holder to purchase from us a stated number of shares of common stock. An incentive stock option (“ISO”), may only be granted to an employee of ours or our eligible affiliates. The compensation committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. Notwithstanding the foregoing, if ISOs are granted to any 10% shareholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The compensation committee may, in its sole discretion, permit payment of the exercise price of an option in the form of previously acquired shares based on the fair market value of the shares on the date the option is exercised or through means of “net settlement”, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option.

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the compensation committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% shareholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. This award is intended to mirror the benefit the participant would have received if the compensation committee had granted the participant an option. The maximum term of a stock appreciation right shall be determined by the compensation committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of common stock, or a combination of both, at the compensation committee’s discretion.

Unless otherwise provided in an award agreement or determined by the compensation committee, if a participant terminates employment with us (or our affiliates) due to death or disability, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable on the termination date, for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If the participant terminates employment with us (or our affiliates) for cause (as defined in the 2023 Plan), (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options or stock appreciation rights for which we have not yet delivered share certificates will be forfeited and we will refund to the participant the option exercise price paid for those shares, if any. If the participant’s employment terminates for any other reason, any vested but unexercised options and stock appreciation rights may be exercised by the participant, to the extent exercisable at the time of termination, for a period of ninety days from the termination date (or such time as specified by the compensation committee at or after grant) or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the compensation committee, any options and stock appreciation rights that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

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Restricted Stock. A restricted stock award is a grant of shares of common stock, which may or may not be subject to forfeiture restrictions during a restriction period. The compensation committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. The compensation committee may condition the expiration of the restriction period, if any, upon: (i) the participant’s continued service over a period of time with us or our affiliates; (ii) the achievement by the participant, us or our affiliates of any other performance goals set by the compensation committee; or (iii) any combination of the above conditions as specified in the award agreement. If the specified conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited to us. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock. However, unless otherwise provided by the applicable award agreement or the compensation committee, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. Unless otherwise provided in an award agreement or determined by the compensation committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture restrictions.

Restricted Stock Units. RSUs are granted in reference to a specified number of shares of common stock and entitle the holder to receive, on the achievement of specific performance goals established by the compensation committee, after a period of continued service, or any combination of the above as set forth in the applicable award agreement, an amount equal to the fair market value of one share of common stock (at the time of distribution) for each such share of common stock covered by the RSU, which may be settled in shares of common stock, cash, or a combination of both, at the discretion of the compensation committee. Unless otherwise provided in an award agreement or determined by the compensation committee, upon termination a participant will forfeit all RSUs that then remain subject to forfeiture.

Cash and Other Stock-Based Awards. Cash and other stock-based awards (including awards to receive unrestricted shares of our common stock) may be granted to participants. The compensation committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions.

Change in Control

In the event of a change in control (as defined in the 2023 Plan), the compensation committee may, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding option or stock appreciation right with respect to all common stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right; (vii) take such other action as the compensation committee shall determine to be reasonable under the circumstances; and/or (viii) in the case of any award subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such award shall vest and be distributed only in accordance with the terms of the applicable award agreement and the compensation committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

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Repricing

Neither the board of directors nor the compensation committee may, without obtaining prior approval of our shareholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights under the 2023 Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise per share; (ii) cancel outstanding options or stock appreciation rights under the 2023 Plan with an exercise price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the 2023 Plan.

Federal Tax Consequences

The federal income tax consequences of the issuance, exercise and/or settlement of awards under the 2023 Plan are described below. The following information is only a summary and does not address all aspects of taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards and the ownership and disposition of any underlying securities. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Tax laws are subject to change. Generally, all amounts taxable as ordinary income to participants under the 2023 Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code. Under Section 162(m), the Company cannot deduct compensation paid to certain covered employees in excess of $1 million per year.

Nonqualified Stock Options

A participant recognizes no taxable income when a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified stock option. A participant’s tax basis in shares of common stock received upon exercise of a non-qualified stock option will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of shares of common stock received upon exercise of a non-qualified stock option, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Incentive Stock Options

A participant recognizes no taxable income when an incentive stock option is granted or exercised. So long as the participant meets the applicable holding period requirements for shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will then recognize ordinary income. The amount of ordinary income recognized by the participant is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares of common stock on the date of exercise and the option exercise price. Any gain realized in excess of this amount will be treated as short- or long-term capital gain (depending on how long the shares are held). If the option price exceeds the amount realized upon such a disposition, the difference will be short- or long-term capital loss (depending on how long the shares are held). Notwithstanding the above, individuals subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

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Stock Appreciation Rights

A participant recognizes no taxable income when a stock appreciate right is granted or vests as long as the grant price is at least equal to the fair market value of our common stock on the date of grant and the stock appreciation right has no additional deferral feature. Upon the exercise of a stock appreciate right, a participant will recognize ordinary income equal to the excess of the fair market value of the shares of common stock underlying the stock appreciate right over the grant price of the stock appreciate right. A participant’s tax basis in shares of common stock received upon exercise of a stock appreciate right will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of shares of common stock received upon exercise of a stock appreciate right, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Restricted Stock

If a participant receives shares of restricted stock under the 2023 Plan and does not make the election described in the next paragraph, the participant will recognize no taxable income upon the receipt of the shares. When the forfeiture conditions with respect to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares. A participant’s tax basis in shares of restricted stock will generally be equal to the income recognized when the forfeiture conditions lapse, and the participant’s holding period for the shares will begin at that time. Upon sale of the shares, the participant will realize short- or long-term gain or loss, depending on how long the shares are held after the forfeiture conditions lapse. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code. By making a Section 83(b) election, the participant elects to recognize compensation income when the shares are received rather than at the time the forfeiture conditions lapse. The amount of such compensation income will be equal to the fair market value of the shares upon receipt (valued without regard to the forfeiture conditions and transfer restrictions applicable to the shares), less any amount paid for the shares. By making a Section 83(b) election, the participant will recognize no additional compensation income when the forfeiture conditions lapse. The participant’s tax basis in shares with respect to which a Section 83(b) election is made will generally be equal to the income recognized at grant, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares, the participant will realize short- or long-term capital gain or loss, depending on the period the shares were held. However, if the shares are forfeited, the participant will not be entitled to claim a deduction with respect to any income tax paid upon making the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after the shares of restricted stock are issued.

Restricted Stock Units

When shares of common stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is then taxable to the participant as ordinary income.

Other Stock-Based Awards

The taxation of other stock-based awards will depend upon the design of such awards.

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Miscellaneous

The compensation committee may impose restrictions on the grant, exercise or payment of an award as it determines appropriate. Generally, awards granted under the 2023 Plan shall be nontransferable except by will or by the laws of descent and distribution. No participant shall have any rights as a shareholder with respect to shares covered by options or RSUs, unless and until such awards are settled in shares of common stock. No option shall be exercisable, no shares of common stock shall be issued, no certificates for shares of common stock shall be delivered and no payment shall be made under the 2023 Plan except in compliance with all applicable laws. The awards will be subject to our recoupment policy, stockownership policy, securities trading, anti-hedging and other similar policies, as in effect from time to time. Awards under the 2023 Plan will be subject to withholding for applicable taxes, to the extent required by law, and the compensation committee may authorize the withholding of shares subject to an award to satisfy required tax withholding. Awards under the 2023 Plan are intended to be exempt from or comply with the requirements of Section 409A of the Code and will be interpreted accordingly. However, the Company does not guaranty any particular tax treatment for any award under the 2023 Plan. The 2023 Plan will expire ten years after it becomes effective.

New Plan Benefits

The future awards that participants may receive under the Plan are discretionary, and therefore, not determinable at this time. In recent years, as discussed in more detail in “Compensation Discussion and Analysis,” our compensation committee has approved a mix of long-term equity incentives for our named executive officers and certain other officers, which are targeted at an amount equal to 25 to 35 percent of their base salary. The majority of such incentives have consisted of performance-vested restricted stock units (RSUs) (70% of the targeted equity award) and the remainder has consisted of time-vested restricted stock (30% of the targeted equity award). As of March 16, 2023, there were only 11,180 shares available for award under the 2017 Equity Incentive Plan, which number was insufficient to make 2023 awards of performance-vested RSUs and time-vested restricted stock consistent with recent years. If our shareholders approve the 2023 Equity Incentive Plan, we anticipate that our compensation committee would approve 2023 awards consistent with prior years. Such awards are sized based on the closing price of our stock, and, therefore, are not determinable at this time.

In addition, as discussed in more detail in “Director Compensation,” our non-employee directors received an annual stock award having a target value of $15,000, based on the average closing price of our common stock during the preceding December. If our shareholders approve the 2023 Equity Incentive Plan, we anticipate that this element of director compensation will be continued in 2024.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PEOPLES FINANCIAL SERVICES CORP. 2023 EQUITY INCENTIVE PLAN.

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Board of Directors and Committees

Director Independence

Our common stock is listed on The Nasdaq Stock Market, LLC. Accordingly, our board evaluated the independence of each director and director nominee under the listing standards of The Nasdaq Stock Market, LLC. During this review, the board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The board also considered whether there were any transactions or relationships between any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates.

As a result of this review, the board affirmatively determined that William E. Aubrey II, Sandra L. Bodnyk, Ronald G. Kukuchka, Richard S. Lochen, Jr., James B. Nicholas, Elisa Zúñiga Ramirez and Joseph T. Wright, Jr. are independent under the listing standards of The Nasdaq Stock Market, LLC. In addition, the board determined that each member of our nominating and governance, audit, and compensation committees is independent in accordance with the additional independence criteria applicable to such committee members under the listing standards of The Nasdaq Stock Market, LLC, including the additional independence standards applicable to members of the audit and compensation committees. Craig W. Best, our Chief Executive Officer, was determined to be not independent.

In determining the independence of our independent directors, we considered loan transactions, as more particularly described in “Certain Relationships and Related Transactions,” deposits with Peoples Security Bank and Trust Company, a lease agreement, pursuant to which we lease space in one of our branches, and certain arm’s-length purchases of products from companies at which some of our directors or their immediate family members were officers or employees. The board determined that none of these relationships impaired the independence of the independent directors.

Board Meetings

During 2022, the board of directors held twelve meetings. Each of our directors attended at least 75 percent of the aggregate number of meetings held by the board of directors and the committees on which he or she served.

We have no formal policy with respect to director attendance at our annual meeting of shareholders. All of our directors attended our 2022 annual meeting of shareholders.

Board Leadership Structure and Role in Risk Oversight

The board of directors of the Company has determined that the separation of the offices of chairman of the board, chief executive officer and the president allows the chairman to lead the board in its fundamental role of providing advice to and independence oversight of management. The chief executive officer focuses on his responsibility of enhancing shareholder value and expanding and strengthening the Company’s franchise. The president is responsible for day-to-day management of the Company. This structure also aids in the development of management and succession planning. Currently, William E. Aubrey II serves as Chairman of the Board, Craig W. Best serves as Chief Executive Officer and Thomas P. Tulaney serves as President.

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Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, legal risk and reputational risk. Management, including our chief risk officer, is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends board meetings and is available to address any questions or concerns raised by the board on risk management. The Chairman of the Board and independent members of the board of directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Primary responsibility for areas of risk oversight is allocated among our standing committees as follows:

Committee	Primary Areas of Risk Oversight
Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Governance Committee	Risks and exposures associated with leadership, succession planning and corporate governance.

Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.

Compensation Risk Management

Our compensation committee has reviewed the compensation policies and practices of the Company and has determined that the policies and practices do not motivate imprudent risk taking and are not reasonably likely to have a material adverse effect on the Company. The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. Further, banking regulators expect us to maintain incentive compensation practices that are consistent with our safety and soundness as a banking organization. Compensation arrangements are expected to provide employees incentives that appropriately balance risk and reward, are compatible with effective controls and risk-management, and are supported by strong corporate governance, including active and effective oversight by our board of directors. A long-standing example of how our compensation programs protect against imprudent risk taking is the clawback provision included in the Peoples Cash Incentive Plan. In addition, since January 2017, we have maintained a compensation recoupment policy, which applies to all executive officers who receive cash or equity incentive awards.

Board Committees

As noted above, the board of directors of the Company conducts much of its business through committees of the board. During 2022, the board maintained standing audit, compensation and nominating and governance committees. In addition, the board designated an environmental, social, and governance (ESG) committee to oversee the Company various ESG initiatives.

Audit Committee

Directors Lochen, Bodnyk, Kukuchka, Nicholas and Ramirez currently comprise the audit committee of the board of directors.

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Each member of the audit committee was independent under the requirements of The Nasdaq Stock Market, LLC relating to audit committee members. The board of directors has determined that director Richard S. Lochen, Jr. qualifies as an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission, or “SEC.” The audit committee met four times in 2022.

The audit committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, psbt.com, at the “Corporate Info – Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the audit committee include:

●	oversee our accounting and financial reporting processes, including management’s preparation of financial reports and other financial information;
●	oversee our management’s maintenance of internal controls and procedures for financial reporting, accounting and financial reporting processes generally;
●	assist our board of directors in its oversight of our compliance with legal and regulatory requirements;
●	evaluate the independence and oversee the performance of our independent registered public accounting firm and oversee the audits of the financial statements of the Company;
●	assist our board of directors in risk assessment and risk management;
●	pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed by our independent registered public accounting firm;
●	establish and periodically review and, as appropriate, revise, procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
●	oversee our internal audit function; and
●	oversee any related party transactions.

Audit Committee Report

In accordance with SEC regulations, the audit committee has prepared the following report. As part of its ongoing activities, the audit committee has:

●	reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2022, with management;
●	discussed with Baker Tilly, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and
●	received the written disclosures and letter from Baker Tilly required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Baker Tilly such firm’s independence.

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Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Company’s annual report on Form 10-K, as filed with the SEC on March 15, 2023.

Submitted by the Audit Committee:

Richard S. Lochen, Jr., Chairman
Sandra L. Bodnyk
Ronald G. Kukuchka
James B. Nicholas
Elisa Zúñiga Ramirez

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Compensation Committee

Directors Aubrey, Bodnyk, Kukuchka, Lochen, Nicholas and Wright currently comprise the compensation committee of the board of directors. During 2022, the compensation committee of the board of directors met six times.

The compensation committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, psbt.com, at the “Corporate Info – Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the compensation committee include:

●	review and approve the annual base salaries and annual incentive opportunities of our chief executive officer and other executive officers;
●	review and approve incentive awards and opportunities, including both cash-based and equity-based awards and opportunities, any employment agreements and severance arrangements, any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and any special or supplemental compensation and benefits, in each case for our executive officers;
●	review and make recommendations to our board of directors with respect to new compensation programs;
●	review periodically the operation of our compensation programs;
●	establish and periodically review policies for the administration of compensation programs;
●	ensure that our compensation programs comport with our compensation philosophy;
●	review and make recommendations to our board of directors with respect to director compensation;
●	review and make recommendations to our board of directors with respect to our employee benefit plans;
●	administer our compensation programs, including equity incentive programs, for all employees;
●	review and provide guidance on our human resource programs, which may include talent review and leadership development and “best place to work” initiatives;
●	oversee all matters relating to the outcome of shareholder advisory votes regarding executive compensation; and
●	oversee risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans, and reviewing and evaluating our compensation policies and practices of compensating our employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

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Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the SEC. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Submitted by the compensation committee:

Joseph T. Wright, Jr., Chairman
William E. Aubrey II
Sandra L. Bodnyk
Ronald G. Kukuchka
Richard S. Lochen, Jr.
James B. Nicholas

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Nominations and Shareholder Communications

Directors Aubrey, Bodnyk, Kukuchka, Lochen, Nicholas and Wright currently comprise the nominating and corporate governance committee of the board of directors. During 2022, the nominating and corporate governance committee of the board of directors met four times.

The nominating and corporate governance committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, psbt.com, at the “Corporate Info – Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the nominating and corporate governance committee include:

●	recommend director nominees for selection by our board of directors;
●	review recommendations from directors, shareholders, management, and other appropriate third parties for potential director candidates and collect and analyze information regarding their suitability;
●	assist our board of directors in determining the size and composition of the board and its committees, and of the board of directors and committees of our subsidiaries;
●	develop and make recommendations to our board of directors with respect to corporate governance guidelines and other governance policies;
●	implement our board diversity equity and inclusion policy, evaluate candidates in accordance with such policy, and periodically assess the effectiveness of such policy;
●	identify and prioritize with management significant risks that we face and recommend to our board of directors whether the full board or a particular board committee should have primary responsibility for oversight of each such identified risk;
●	keep apprised of requirements, trends and best practices in corporate governance;
●	review and make recommendations to our board of directors with respect to any proposed changes to our articles of incorporation, bylaws, or committee charters; and
●	develop and make recommendations to our board of directors with respect to key executive succession plans.

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Nomination Process

Our nominating and corporate governance committee is responsible for recommending director nominees to our board of directors. The board of directors will consider director candidates recommended by shareholders. Any shareholder who wishes to recommend a director candidate for consideration may send notice to Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer. The notice should contain the information described in the section titled “Shareholder Proposals,” on page 53.

Process for Identifying and Evaluating Nominees

In selecting director candidates to be nominated for election at an annual meeting, the nominating and corporate governance committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, it is the policy of the nominating and corporate governance committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board; who the committee believes will continue to make important contributions to the Board; and who consent to stand for re-election and, if re-elected, to continue their service on the Board.

If there are Board positions for which the committee will identify and evaluate non-incumbent directors, it will proceed as follows:

Identification. For purposes of identifying nominees for the board of directors, the nominating and corporate governance committee relies on personal contacts of the committee and other members of the board of directors as well as its knowledge of members of the Company’s market area. The nominating and corporate governance committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The nominating and corporate governance committee may use an independent search firm in identifying nominees. It did not utilize any such services in connection with identifying the nominees for election at the 2023 Annual Meeting, all of whom are incumbent directors.

Evaluation. In evaluating potential nominees, the nominating and corporate governance committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth below under the heading “Minimum Qualifications” . In addition, the nominating and corporate governance committee may conduct a background check and may interview the candidate. Candidates proposed by shareholders are considered under the same criteria, except that the committee may also consider the size and duration of the equity interest of the recommending shareholder in the Company and the extent to which the recommending shareholder intends to continue holding this interest.

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Minimum Qualifications

Our bylaws include a mandatory retirement policy applicable to our directors. Any director, upon reaching the mandatory retirement age of 73 years, will be permitted to serve as a director for the remainder of his or her term, after which he or she shall no longer be eligible to serve as a director.

The nominating and corporate governance committee has not adopted a specific set of minimum qualifications that must be met by nominees. Nominees are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to Board duties, and the likelihood of being able to serve on the Board for a sustained period. In evaluating potential director nominees, our nominating and corporate governance committee will evaluate an individual’s specific qualities or skills including, but not limited to an individual’s: contributions to the range of talent, skill and expertise of the Board; financial, regulatory and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the Company’s shareholders and the best interests of the Company and Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; and current equity holdings in the Company. The committee also considers factors such as global experience, experience as a director of a public company, and knowledge of relevant industries.

The nominating and corporate governance committee will also consider any other factors it deems relevant, including competition, size of the board of directors, and regulatory disclosure obligations. The nominating and corporate governance committee will also consider the extent to which a candidate helps the board of directors reflect the diversity of the Company’s shareholders, employees, customers, and communities, including with respect to characteristics such as age, color, disability, ethnicity, family or marital status, gender identity or expression, language, national origin , physical and mental ability, political affiliation, race, religion, sexual orientation, socio-economic status, veteran status, and other characteristics. We have taken steps to increase the diversity of our board, and the nominating and corporate governance committee will continue to seek opportunities to enhance board diversity in the future.

In addition, prior to nominating an incumbent director for re-election to the board of directors, the committee will consider and review an existing director’s Board and committee performance and his or her satisfaction of any minimum qualifications established by the committee.

We maintain a share ownership policy, which applies to our non-employee directors, as well as our senior executive officers. This policy requires our non-employee directors to beneficially own our common stock in an amount equal to five times their annual retainer for board service, and allows five years from the time policy becomes applicable to them for our non-employee directors to reach compliance. As of December 31, 2022, each of our non-employee directors was in compliance with our share ownership policy.

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Board Diversity Matrix as of March 16, 2023
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	1	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Shareholder Communications

Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address: Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer. All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to board members.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the ownership of shares of the common stock by each director of the Company, each “named executive officer” identified below under the heading “Executive Compensation” beginning on page 34, all directors and executive officers as a group, and any person who is known by us to own beneficially more than five percent of the issued and outstanding common stock. Except as noted below, information is provided as of February 28, 2023.

Name	Number of Shares Beneficially Owned+		Percentage of Ownership++
William E. Aubrey II	52,285.000		*
Craig W. Best	32,587.364	(1)	*
Sandra L. Bodnyk	4,585.000		*
Ronald G. Kukuchka	28,338.000	(2)	*
Richard S. Lochen, Jr.	17,127.900	(3)	*
James B. Nicholas	29,769.840	(4)	*
Elisa Zúñiga Ramirez	2,215.0005)		*
Joseph T. Wright, Jr.	38,338.310		*
John R. Anderson III	4,731.962	(6)	*
Timothy H. Kirtley	3,559.510	(7)	*
Neal D. Koplin	6,973.472	(8)	*
Thomas P. Tulaney	34,290.988	(9)	*
All directors and executive officers as a group (14 persons)	259,020.415		3.6%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	469,728.000	(10)	6.6%

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+	Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock. All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.
++	Shares beneficially owned include any shares of which the holder or group has the right to acquire beneficial ownership within 60 days after February 28, 2023. Percentage calculations are based on 7,160,567 shares outstanding at February 28, 2023, and presume that the identified holder or group acquires any such shares that the identified holder or group has the right to acquire, and that no other holders of any such rights do so.
*	Less than 1.0 percent.
(1)	Includes 1,489.1512 shares under the Company’s employee stock ownership plan (“ESOP”) which have been allocated to Mr. Best’s account, 2,106 shares of restricted stock and 17,226 shares in a self-directed IRA.
(2)	Includes 20,425 shares owned jointly by Mr. Kukuchka and his wife.
(3)	Includes 298.470 shares held by minor children, 9,001.430 shares owned jointly by Mr. Lochen and his wife, and 3,986 shares in a self-directed IRA.
(4)	Includes 2,429.510 shares in a self-directed IRA and 3,176.150 shares owned by Mr. Nicholas’s wife.
(5)	Includes 1,930 shares owned jointly by Ms. Ramirez and her husband.
(6)	Includes 40 shares owned jointly by Mr. Anderson and his wife, 1,620.0661 shares under the ESOP which have been allocated to Mr. Anderson’s account, and 793 shares of restricted stock.
(7)	Includes 192.5104 shares under the ESOP which have been allocated to Mr. Kirtley’s account and 798 shares of restricted stock.
(8)	Includes 400 shares in a self-directed IRA, 898 shares of restricted stock and 339.8627 shares under the ESOP which have been allocated to Mr. Koplin’s account.
(9)	Includes 16,300.420 shares in a self-directed IRA, 1,051 shares of restricted stock, 802.1557 shares under the ESOP which have been allocated to Mr. Tulaney’s account and 177 shares owned jointly by Mr. Tulaney and his wife.
(10)	Based solely on Amendment No. 3 to Schedule 13G filed with the SEC on February 1, 2023. Based upon the information contained in the filing, BlackRock, Inc. has sole voting and dispositive power with respect to 461,152 and 469,728 shares, respectively, and beneficially owns 469,728 shares of the Company’s common stock. BlackRock is the beneficial owner of these holdings in its capacity as a parent holding company or control person.

Policy Regarding Hedging. Because certain hedging or monetization transactions relative to our securities may cause the interests and objectives of those persons engaged in such transactions to differ those of our shareholders generally, our board of directors has adopted a securities trading policy that prohibits our directors, officers and employees, and family members and other persons and entities under their influence or control, from engaging in any hedging or monetization transactions involving our securities.

Executive Officers and Compensation

Executive Officers

Following is information regarding our executive officers other than Craig W. Best, Chief Executive Officer. Information regarding Mr. Best is included under the heading “Election of Directors – Continuing Directors – Term Expiring In 2025,” beginning on page 7, and additional information regarding the compensation of our named executive officers is included under the heading “Executive Compensation,” beginning on page 34.

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John R. Anderson III, Executive Vice President and Chief Financial Officer, of Peoples Security Bank and Trust Company, age 56. Mr. Anderson was appointed to his current position in March 2018, after serving as the Senior Vice President and Interim Principal Financial and Accounting Officer since April 2016. Prior to that he was Vice President/Planning and Statistical Analyst, of Penn Security Bank and Trust Company since May 2011. Prior to that he was Assistant Vice President/Financial Reporting Officer at Penn Security Bank since January 2006.

Jeffrey A. Drobins, Executive Vice President and Chief Lending Officer, of Peoples Security Bank and Trust Company, age 38. Mr. Drobins was appointed to his current position in October 2022, after serving as the Senior Vice President and Lehigh Valley Market President since April 2016. Prior to that he was Vice President and Commercial Relationship Manager since September 2014.

Susan L. Hubble, Executive Vice President, Chief Information Officer, age 67. Ms. Hubble was appointed to her current position in December 2019. Prior to that, she was Senior Vice President, Senior Information Technology Officer, since April 2019. Prior to that, she was Vice President, Information Technology Officer since July 2014.

Timothy H. Kirtley, Executive Vice President, Chief Risk Officer and Corporate Secretary, age 52. Mr. Kirtley was appointed to his current position in April 2020, and served as Executive Vice President and Chief Credit Officer from July 2016 until April 2020. Prior to joining Peoples Security Bank and Trust Company, he served as Executive Vice President and Chief Credit Officer of Peoples Bank, Marietta, Ohio from 2011 to 2016. From 2009 to 2011, Mr. Kirtley served as Executive Vice President, Chief Credit Officer of Delaware County Bank & Trust Co., in Lewis Center, Ohio. From 2007 to 2009, he served as Vice President, Regional Credit Officer and Commercial Real Estate for Fifth Third Bank in Columbus, Ohio. From 1992 to 2007, Mr. Kirtley served in various commercial banking and credit risk management capacities, the most recent of which was Vice President, Regional Credit Officer, Community Banking from 2002 to 2007 for U.S. Bank, N.A. in Columbus, Ohio.

Neal D. Koplin, Senior Executive Vice President and Chief Banking Officer, age 62. Mr. Koplin was appointed to his current position in December 2019. Prior to that, he was Executive Vice President and Lehigh Valley Division Head since August 2014. He served as Senior Vice President and Northern Region Manager of National Penn Bank’s Commercial Real Estate Lending Group from 2004 until joining Peoples Security Bank. He was with National Penn Bank in various executive positions from 1982 until 2004.

Thomas P. Tulaney, President and Chief Operating Officer, age 63. Mr. Tulaney was appointed to his current position in May 2020, at which time he also became a director of Peoples Security Bank and Trust Company. He served as Senior Executive Vice President and Chief Operating Officer from May 2017 until May 2020. In December 2018, he assumed oversight of the Bank’s Wealth Management Division. Prior to May 2017, and since our merger with Penseco in November 2013, he served as our Executive Vice President and Chief Lending Officer, the same position he held with Penseco from March 2012. He joined Penn Security Bank and Trust Company in April 2011 as Executive Vice President and Deputy Chief Lending Officer. Before that, Mr. Tulaney was a Senior Executive Vice President and the Corporate Sales Division Manager of First National Community Bank, a position he held since 2008, when he was promoted from Executive Vice President. He was an employee of First National Community Bank from 1994 to 2011. Prior to 1994 Mr. Tulaney was a Senior Vice President of Third National Bank a division of Independence Bank Corp and a Regional Vice President of PNC Bank.

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Compensation Discussion and Analysis

Overview of Objectives

The executive compensation program of Peoples is designed to provide a competitive base salary as well as to provide certain incentives to our named executive officers to effectively lead and manage the Company and its growth strategy. Decisions regarding executive compensation are determined by the compensation committee. In accordance with the compensation committee charter, the committee may refer any matter that it has the authority to approve, together with the committee’s report and recommendation, to the full board for approval, unless such matter is required to be approved by an independent compensation committee by applicable law, regulation or listing standard.

The compensation program is designed to support annual and long-term Company goals that create sustainable profitable growth while providing long-term value to our shareholders. The objectives of our executive compensation programs are to:

●	attract, motivate and retain highly qualified executives;
●	link total compensation to both individual performance and the performance of the bank and holding company; and
●	appropriately balance short-term and long-term financial objectives, build shareholder value and reward individual, team and company performances.

We seek to pay for superior performance, both in achieving short-term goals and continuing to build a growing and sustainable financial institution on a long-term basis.

During the year ended December 31, 2022, we compensated our named executive officers, identified below, with a combination of base salary, performance-based cash incentive awards, time-vested and performance-vested equity awards, equity compensation through the employee stock ownership plan, or “ESOP,” and benefit plans and perquisites which the compensation committee believes were comparable to other financial institutions of similar size in our region.

Benchmarking

Periodically, the compensation committee compares our senior management compensation levels with comparable levels in industry benchmark studies and peer group data to gain a general knowledge of compensation programs in the industry. To do so, we participate in a survey provided by L.R. Webber Associates that benchmarks salary and benefits from Pennsylvania financial institutions who participate in the survey. The survey includes general compensation information and ranges for executives. The results are reported by bank asset size and geographic region. We use the survey data to compare the base salaries of our named executive positions to the range reported for those positions at other banking institutions with total asset size and geography similar to ours to determine whether we are compensating our named executive officers within the industry standard range.

The compensation committee did not engage a consultant for 2022. Most recently, for 2021, the compensation committee engaged Meridian Compensation Partners, LLC to analyze and review compensation of our executive officers and directors. The compensation committee has referred to data from the consultant to formulate decisions regarding Peoples’ executive compensation practices.

Components of the Compensation Program

During 2022, our executive compensation program included four key elements: base salary, annual cash incentives, equity awards and benefit plans.

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Base Salary

Base salary is the basic element of our executive compensation program and the foundation for setting targets for incentive compensation awards. The compensation committee determines the range of base salary by evaluating the duties, complexities and responsibilities of the applicable office; the level of experience required, and the compensation payable for positions having similar scope and accountability as those in a peer group of banks.

For 2022, our compensation committee reviewed each named executive officer’s individual performance, length and nature of experience and competency, and the potential for advancement in determining the amount of pay adjustments to recommend to the board of directors. In connection with such review, the base compensation for Craig W. Best remained the same at $460,000; Thomas P. Tulaney remained the same at $325,000; Neal D. Koplin remained the same at $290,000; Timothy H. Kirtley increased from $240,000 to $250,000 and John R. Anderson III increased from $240,000 to $250,000.

Cash Incentive Plan

We maintain an annual cash incentive plan (the “Cash Incentive Plan”) pursuant to which our designated executive officers, including our named executive officers, have the opportunity to earn performance-based incentive payments based upon the attainment of performance goals approved by the compensation committee. Incentive compensation under the Cash Incentive Plan represents the “at risk” portion of an executive’s cash compensation subject to the achievement of performance goals. Annually, the compensation committee sets goals for the named executive officers to achieve in order to qualify for a cash incentive payment under the Cash Incentive Plan.

The following table provides information concerning the Cash Incentive Plan awards to our named executive officers during the year ended December 31, 2022:

Named Executive Officer	Target/Maximum Cash Incentive Plan Payment (% of base salary)	Target/Maximum Cash Incentive Plan Payment ($)
Craig W. Best	35%	161,000
Thomas P. Tulaney	35%	113,750
Neal D. Koplin	30%	87,000
Timothy H. Kirtley	30%	75,000
John R. Anderson III	30%	75,000

The Cash Incentive Plan rewards the attainment of company-wide performance goals, including growth in assets, loans, deposits, revenues and earnings per share, efficiency and asset quality, as well as individual performance goals. Our objective is to drive superior annual performance at both the company and individual levels. Performance goals for our Chief Executive Officer are set solely by the compensation committee, and performance goals for our other named executive officers are typically set by the compensation committee upon the recommendation of our Chief Executive Officer. Performance goals are typically communicated to officers during the first quarter of the year, and achievement of goals is evaluated by the compensation committee after year-end.

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The following table sets forth the 2022 company performance goals, actual performance and achievement of company performance goals.

Performance Measure	2022 Performance Goal	2022 Actual Performance	Weighting of Goal (% of Total Potential Payment)	Earned
EPS Growth ($)	4.48	5.28	35	35
Revenue Growth ($000)	105,949	107,594	10	10
Expense to Asset Ratio (%)	1.84	1.84	10	10
Loan Growth ($000)	2,532,550	2,730,116	10	10
Deposit Growth ($000)	3,104,831	3,046,598	10	-
Asset Growth ($000)	3,525,421	3,553,515	10	10
Asset quality
Non-performing assets/Avg. loans +OREO (%)	.50	.15	7.5	7.5
Net charge-offs/average loans (%)	.10	.02	7.5	7.5
Total			100	90

Additional details regarding the Cash Incentive Plan awards are included in the 2022 Summary Compensation and Grants of Plan-Based Awards tables and the accompanying narrative disclosure beginning on page 35.

Equity Awards

In February 2022, the compensation committee granted equity awards as part of its incentive compensation program. The compensation committee approved a mix of long-term equity incentives with the majority consisting of performance-vested restricted stock units (RSUs) (70% of the targeted equity award) and the remainder consisting of time-vested restricted stock (30% of the targeted equity award). This design is intended to provide long-term incentive opportunity that rewards long-term, sustained performance, is aligned with shareholder interests and promotes the long-term success of the Company.

The performance-vested RSUs granted in 2022 vest over a three-year cumulative performance period beginning January 1, 2022 and ending December 31, 2024. The potential number of shares that can vest ranges from 0% to 150% of the target levels depending on achievement of 3-year Cumulative Diluted Earnings Per Share (EPS) and cumulative 3-year Average Return on Average Tangible Common Equity (ROATCE) goals set by the compensation committee. These goals were selected to represent performance drivers that align with shareholder value. In order to vest, performance must be at or above the threshold performance set by the compensation committee, and, subject to certain exceptions, the executive’s employment must continue through the end of the performance period.

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Time-vested restricted stock vests over three years subject to the executive officer’s continued employment by us. This component reinforces our goal of equity ownership, shareholder alignment and provides additional retention value for our executive officers.

Below is a summary of the 2022 grants issued to the named executive officers.

	Performance-Vested RSUs		Restricted Stock
Executive	Target Units (#)	Grant Value(1)	Shares (#)	Grant Value(1)
Craig W. Best	2,354	$112,662	1,009	$48,291
Thomas P. Tulaney	1,188	$56,858	509	$24,361
Neal D. Koplin	1,060	$50,732	454	$21,728
Timothy H. Kirtley	914	$43,744	392	$18,761
John R. Anderson III	914	$43,744	392	$18,761

(1)	Grant values based on the $47.86 per share closing price of our common stock on the grant date of February 24, 2022.

Clawback Agreements

Pursuant to the terms of the Cash Incentive Plan, all executives are subject to a clawback provision. The clawback provision allows us to recover any overpayment under the Cash Incentive Plan in the event that we are required to restate our financial statements because of any material noncompliance with a financial reporting requirement. If within the previous three years a participant received an award based upon erroneous data, the participant is required to return any amount received in excess of what would have been paid to the participant under the accounting restatement. In the event that the restatement is due to a participant’s misconduct or fraudulent activity, then the participant is required to return the entire amount received based upon the erroneous data. Mr. Best has a substantially similar provision included in his employment agreement. In addition, we have maintained a compensation recoupment policy, which applies to all executive officers who receive cash or equity incentive awards. Under this policy, if we restate our financial statements or determine that any performance metric or metrics pursuant to which incentive compensation was awarded was materially inaccurate, we will require each current or former executive officer who received incentive compensation within the preceding three years to reimburse us to the extent that the incentive compensation received exceeded that which would have been paid if it were based upon the financial statements as so restated or upon the accurate performance metric or metrics.

Benefits

ESOP. We maintain an employee stock ownership plan, or “ESOP,” as a long-term incentive to focus executives on long-term value creation. The ESOP covers substantially all employees who meet the eligibility requirements and is intended to incentivize and reward all employees, including the named executive officers, based upon our long-term success as measured by shareholder return.

401(k) Profit Sharing Plan. We maintain a profit sharing plan, the Peoples Security Bank 401(k) Profit Sharing Plan, under the provisions of Section 401(k) of the Internal Revenue Code in an effort to provide employees with a means and an incentive to save for retirement and also to provide tax-deferred compensation, not to exceed the amounts allowed under the Internal Revenue Code. All named executive officers are eligible to participate in the Peoples Security Bank 401(k) Profit Sharing Plan on the same basis as other employees participating in the plan.

Pension Plan. The Company also maintains the Employees’ Pension Plan, a legacy defined benefit pension plan assumed in connection with our merger with Penseco in November 2013, which was amended in June 2008 to cease benefit accruals.

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Health and Welfare Benefits. Named executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, vision, disability, life insurance, health savings account and flex spending account benefits and are standard in the industry.

Supplemental Employee Retirement Plans. Peoples maintains supplemental employee retirement plans, or “SERPs,” for certain executive officers, including Messrs. Tulaney, Koplin, Kirtley and Anderson, the primary intent of which is retention. Under their respective SERPs, Messrs. Tulaney Koplin, Kirtley and Anderson are eligible to receive certain retirement benefits that accrue based on their service to the Company and are payable at retirement, or earlier under a qualifying termination of employment. See additional discussion below under the heading “Pension Benefits.”

Deferred Compensation Plans. We maintain the “Executive Deferred Compensation Plan” and “Deferred Compensation Plan No. 2” under which we make certain contributions for Mr. Best. See additional discussion below under the heading “Nonqualified Deferred Compensation.”

Chief Executive Officer Supplemental Retirement Benefits. We provide our Chief Executive Officer with certain retirement benefits under an Excess Benefit Plan which we assumed in connection with our merger with Penseco in November 2013. This plan provides Mr. Best with additional benefits in excess of those accrued under the 401(k) Profit Sharing Plan and ESOP due to the limit on compensation contained in Section 401(a)(17) of the Internal Revenue Code. See additional discussion below under the heading “Nonqualified Deferred Compensation.”

Split Dollar and Other Life Insurance Agreements. We provide split-dollar and other life insurance benefits to Mr. Best. See additional discussion below under the headings “Craig W. Best Employment Agreement.”

Perquisites

The compensation committee regularly reviews our executive perquisites and believes they are appropriate and modest when compared to peers and are necessary to attract and retain high-caliber talent. During 2022, we provided a vehicle allowance or use of a company vehicle to Messrs. Best, Tulaney and Koplin, as they are required to entertain business clients or otherwise travel in connection with their duties. The compensation committee also believes that country clubs can serve as appropriate forums for building client relationships and for community interaction. We reimburse Messrs. Best, Tulaney, Koplin, Kirtley and Anderson for the cost of country and dining club memberships.

The Role of Management in Determining Compensation

For 2022, our compensation committee set performance goals, including company-wide performance goals under the Cash Incentive Plan and the equity incentive awards. The compensation committee did not set additional individual performance goals for the Chief Executive Officer, believing that the Chief Executive Officer should be evaluated on the basis of company performance. Individual performance goals for our other named executive officers were set by the compensation committee upon the recommendation of our Chief Executive Officer. Our Chief Executive Officer reviewed each of the other named executive officer’s annual performance, discussed the performance review with the compensation committee, and made recommendations to the compensation committee with respect to the compensation of the other named executive officers. Our Chief Executive Officer does not participate in discussions on his own compensation.

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The Role of the Compensation Committee

In accordance with the compensation committee charter, among other things, the compensation committee is responsible for the review and approval of our named executive officers’ base salaries and incentive opportunities, the administration of our benefit plans, and the recommendation to our board of directors of new compensation programs or changes in existing compensation programs. The committee may refer any matter that it has the authority to approve, together with the committee’s report and recommendation, to the full board for approval, unless such matter is required to be approved by an independent compensation committee by applicable law, regulation or listing standard. As a matter of practice, the committee routinely refers key items pertaining to executive compensation, such as base salary increases, the size and performance targets associated with awards under the Cash Incentive Plan and equity incentives, and the offering of special retirement agreements, to the board with recommendation of the committee.

Operating within the framework of duties and responsibilities established by the board, the compensation committee’s role is to assure our compensation strategy is aligned with the long-term interests of our shareholders; our compensation structure is fair and reasonable; and compensation reflects both corporate and individual performance.

Compensation Committee Consultants

The compensation committee’s charter provides that the compensation committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the compensation committee. The Company must provide for appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the compensation committee. Prior to engaging any compensation consultant, legal counsel or other adviser (other than in-house legal counsel), the compensation committee must conduct an independence assessment with respect to such adviser. The compensation committee did not engage a compensation consultant in 2022. Most recently, in March 2021, the compensation committee engaged Meridian Compensation Partners, LLC, or “Meridian,” to analyze and review the compensation of our executive officers and our directors.

Accounting and Tax Treatments

All elements of compensation generate charges to earnings under generally accepted accounting principles (GAAP). Generally, no adjustment is made to compensation based on accounting factors, but the tax effects of various types of compensation are considered. In administering our executive compensation program, the Company takes into account the tax deductibility of the compensation, including as applicable, Section 162(m) of the Internal Revenue Code. Although our intent is to maximize the deductibility of compensation, under certain circumstances that are in the best interest of the Company and our shareholders, the compensation committee may authorize compensation that is not deductible if it is determined to be appropriate.

Company Stock Ownership

We believe that it is important that our named executive officers and directors own shares of our common stock. We maintain a share ownership policy, which is applicable to our executive officers and directors. Under the terms of the policy, executive officers who receive equity incentive awards are expected to beneficially own shares of our common stock having a fair market value equal to or greater than twice their respective annual base salaries, and have five years to achieve compliance. In addition, under the terms of Mr. Best’s employment agreement, his failure to own shares of our common stock having a fair market value equal to or greater than his annual base salary would be “cause” for termination.

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Severance and Change in Control Benefits

We recognize that an important consideration in our ability to attract, retain and motivate key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our exploration of strategic corporate and personnel opportunities. Accordingly, we believe that it is in our best interest and the best interest of our shareholders to provide certain key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than “cause” so that they are able to focus fully on their duties and on the merits of any potential change in control situation without undue concern for the loss of their jobs. All of our named executive officers with employment agreements have provisions in their respective agreements that provide for certain benefits in the event of voluntary or involuntary termination following a change in control transaction. These provisions, along with certain benefits estimates, are described under the heading “Other Potential Post-Termination Benefits” below and under the headings “Craig W. Best Employment Agreement,” “Thomas P. Tulaney Employment Agreement,” “Neal D. Koplin Employment Agreement” and “Timothy H. Kirtley Employment Agreement.” Mr. Anderson does not have an employment agreement but is covered by a change in control severance agreement and, in the absence of a change in control, a severance policy applicable to our employees generally.

Many of the plans that we maintain and in which our named executive officers participate include provisions which accelerate vesting or payment of benefits upon a change in control and are described under the heading “Other Potential Post-Termination Benefits” below.

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The compensation committee and senior management evaluate the relationship between risk and reward as it relates to our executive compensation program. Our compensation committee has determined that the structure of our executive compensation programs does not put our shareholders or the Company at any material risk.

Executive Compensation

Our principal executive officer is Craig W. Best, Chief Executive Officer, and our principal financial officer is John R. Anderson III, Executive Vice President and Chief Financial Officer. Messrs. Best and Anderson, together with Thomas P. Tulaney, Neal D. Koplin and Timothy H. Kirtley, are referred to in this proxy statement as our “named executive officers.” The following tables and narratives set forth certain information regarding the compensation of our named executive officers.

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2022 Summary Compensation Table

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
				Stock	Incentive Plan	Compensation		All Other
		Salary	Bonus	Awards	Compensation	Earnings		Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)		($)		($)
Craig W. Best	2022	460,000	–	217,333	144,900	–	(2)	169,907		992,140
Chief Executive Officer	2021	460,000	–	217,311	161,000	–		170,778		1,009,089
	2020	439,500	–	207,701	153,825	20,310		157,962		979,298

Thomas P. Tulaney	2022	325,000	–	109,648	93,844	117,494		34,856	(4)	680,842
President and Chief Operating Officer	2021	325,000	–	109,633	113,750	364,486		31,766		944,635
	2020	290,000	40,000	97,848	101,500	139,928		34,168		703,444

Neal D. Koplin	2022	290,000	–	97,825	78,300	73,978		30,628	(5)	570,731
Senior Executive Vice President and Chief Banking Officer	2021	290,000	–	87,783	87,000	80,732		28,869		574,384
	2020	250,000	30,000	84,349	75,000	61,176		30,236		530,761

Timothy H. Kirtley	2022	250,000	–	84,425	67,500	20,914		20,312	(6)	443,151
Executive Vice President, Chief Risk Officer and Corporate	2021	240,000	–	80,982	72,000	–		21,660		414,642
Secretary	2020	225,254	30,000	76,059	56,313	–		22,385		410,011

John R. Anderson III	2022	250,000	–	84,425	67,500	29,191	(2)	24,992	(7)	456,108
Executive Vice President and Chief Financial Officer	2021	240,000	–	80,982	72,000	–		22,912		415,894
	2020	215,000	18,938	72,571	51,062	21,248		23,080		401,899

(1)	The entries in the stock awards column reflect the grant date fair value of awards of time-vested restricted stock and performance-vested restricted stock units, as calculated for financial statement reporting purposes in accordance with Accounting Standards Codification (ASC) No. 718, Compensation—Stock Compensation. See Notes 1 and 16 of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used to determine the valuation of our stock awards for accounting purposes. The value of the performance-vested restricted stock units at the grant date assumes that the maximum level of performance conditions will be achieved.
(2)	Change in pension value in 2022 was negative $29,418 for Mr. Best and negative $32,882 for Mr. Anderson.
(3)	For 2022, includes $18,960 contribution to the Excess Benefit Plan; $26,000 matching contribution to the Executive Deferred Compensation Plan; $80,000 contribution to Deferred Compensation Plan No. 2; country club memberships $11,918; automobile allowance $13,378; 401(k) safe harbor contribution of $9,150; 401(k) match $9,023; life insurance $978 and ESOP $500.
(4)	For 2022, includes country club membership $10,981; automobile allowance $5,075; 401(k) safe harbor $9,150; 401(k) match $9,150 and ESOP $500.
(5)	For 2022, includes country club membership $9,658; automobile allowance $2,954; 401(k) safe harbor $9,150; 401(k) match $8,366 and ESOP $500.
(6)	For 2022, includes country club membership $3,173; 401(k) safe harbor $9,150; 401(k) match $7,489 and ESOP $500.
(7)	For 2022, includes country club membership $6,221; 401(k) safe harbor $9,150, 401(k) match $9,121 and ESOP $500.

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Grants of Plan-Based Awards

The following table provides information concerning grants of plan-based awards made to our named executive officers during the year ended December 31, 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock (#)	Awards ($)(1)
Craig W. Best	2/24/2022	–	161,000	161,000
	2/24/2022				1,178	2,354	3,532		169,042
	2/24/2022							1,009	48,291

Thomas P. Tulaney	2/24/2022	–	113,750	113,750
	2/24/2022				594	1,188	1,782		85,287
	2/24/2022							509	24,361

Neal D. Koplin	2/24/2022	–	87,000	87,000
	2/24/2022				530	1,060	1,590		76,097
	2/24/2022							454	21,728

Timothy H. Kirtley	2/24/2022	–	75,000	75,000
	2/24/2022				458	914	1,372		65,664
	2/24/2022							392	18,761

John R Anderson	2/24/2022	–	75,000	75,000
	2/24/2022				458	914	1,372		65,664
	2/24/2022							392	18,761

(1)	Grant date values based on the maximum payoff of equity incentive plan awards and the closing prices of $47.86 per share of our common stock on the grant date of February 24, 2022.

The table above includes the fiscal 2022 threshold, target and maximum payouts designated under our Cash Incentive Plan, the threshold, target and maximum payouts designated under performance-vested restricted stock units issued under the 2017 Equity Incentive Plan, and the number of time-vested restricted stock awards issued under the 2017 Equity Incentive Plan.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

With respect to the Cash Incentive Plan, the target and maximum payout for Mr. Tulaney was set by the compensation committee at 35 percent of his base salary; for Mr. Koplin, at 30 percent of his base salary; for Mr. Kirtley at 30 percent of his base salary and for Mr. Anderson at 30 percent of his base salary. The target and maximum payout for Mr. Best was set by the compensation committee at 35 percent of his base salary. As described above in “Compensation Discussion and Analysis,” based on 2022 performance, only seven of the eight Company performance goals were achieved, with 90 percent weighted achievement.

With respect to the equity awards, the compensation committee approved a mix of long-term equity incentives with the majority consisting of performance-vested restricted stock units (RSUs) (70% of the targeted equity award) and the remainder consisting of time-vested restricted stock (30% of the targeted equity award). The performance-vested RSUs vest over a three-year cumulative performance period beginning January 1, 2022 and ending December 31, 2024. The potential number of shares that can vest ranges from 0% to 150% of the target levels depending on achievement of 3-year Cumulative Diluted Earnings Per Share (EPS) and Average Return on Average Tangible Common Equity (ROATCE) goals set by the compensation committee. Time-vested restricted stock vests ratably over three years subject to the executive officer’s continued employment by us.

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We are a party to employment agreements with certain of our named executive officers, which are described in the following sections. These employment agreements control many aspects of the compensation of our named executive officers.

Craig W. Best Employment Agreement

We are party to an amended and restated employment agreement with our Chief Executive Officer, Craig W. Best, dated January 3, 2011, as amended as of December 31, 2015 (the “Best Employment Agreement”).

The Best Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee. In 2022, Mr. Best’s annual base salary remained the same at $460,000. In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Best’s base salary.

The Best Employment Agreement also provides that Mr. Best will be eligible to:

●	receive an annual cash incentive payment equal to a percentage of his base salary, which percentage will be determined by the compensation committee from time to time;
●	participate in certain deferred compensation plans maintained by the Company; and
●	participate in our long-term incentive equity-based compensation plans.

Under the Best Employment Agreement, the Company agreed to purchase and maintain a bank owned life insurance (BOLI) policy on the life of Mr. Best. Any death benefit payable under the policy is payable to the Company, subject to a split-dollar arrangement that provides if Mr. Best dies in active service to the Company, the Company will pay his estate a portion of the death benefit. In addition, the Best Employment Agreement provides that Mr. Best will be eligible for Company-paid term-life insurance coverage with a death benefit of not less than two times Mr. Best’s base salary, as in effect from time to time, a portion of which may be satisfied by the Company’s group term life insurance. The Company also agreed to provide Mr. Best with the use of an automobile, along with reasonable insurance and maintenance costs, as well as reimbursement for country and dining club memberships and reasonable business expenses.

The Best Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason, Mr. Best has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the Best Employment Agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor in a competing business.

Thomas P. Tulaney Employment Agreement

We are party to an employment agreement with our President and Chief Operating Officer, Thomas P. Tulaney, dated May 30, 2012 (the “Tulaney Employment Agreement”) that automatically renews annually unless either party terminates the agreement earlier in accordance with the provisions of the Tulaney Employment Agreement.

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The Tulaney Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee. In 2022, Mr. Tulaney’s annual base remained the same at $325,000. In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Tulaney’s base salary. The Tulaney Employment Agreement also provides that Mr. Tulaney will be eligible to:

●	receive an annual cash incentive payment targeted at 35 percent of his base salary with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time;
●	participate in his SERP arrangement; and
●	participate in our long-term incentive equity-based compensation plans.

The Tulaney Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason other than in connection with a Change of Control (in which case the applicable period is 24 months), Mr. Tulaney has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a completing business.

Neal D. Koplin Employment Agreement

We are party to an employment agreement dated August 27, 2014, with Neal D. Koplin, our Senior Executive Vice President and Chief Banking Officer (the “Koplin Employment Agreement”) that automatically renews annually unless either party terminates the agreement earlier in accordance with the provisions of the Koplin Employment Agreement.

In 2022, Mr. Koplin’s annual base salary remained the same at $290,000. The Koplin Employment Agreement also provides that Mr. Koplin will be eligible to:

●	receive an annual cash incentive payment targeted at 30 percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time;
●	participate in his SERP arrangement; and
●	participate in our long-term incentive equity-based compensation plans.

The Koplin Employment Agreement contains customary confidentiality and non-solicitation provisions. For a period of 12 months following termination of employment for any reason other than in connection with a Change of Control (in which case the applicable period is 36 months), Mr. Koplin has agreed that he will not solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement), and will not recruit employees of the Bank or Company for a competing business.

The Company also agreed to provide Mr. Koplin with a monthly automobile allowance, currently satisfied by the Company’s providing Mr. Koplin use of a Company-owned automobile, as well as reimbursement for a country club membership and reasonable business expenses.

Timothy H. Kirtley Employment Agreement

We are party to an employment agreement dated September 30, 2016 with Timothy H. Kirtley, our Executive Vice President, Chief Risk Officer and Corporate Secretary, which was amended as of December 5, 2017 and May 8, 2020 (as amended, the “Kirtley Employment Agreement”). The Kirtley Employment Agreement is automatically renewed on annual basis date for an annual renewal term unless either party provides notice of non-renewal in accordance with the provisions of the Kirtley Employment Agreement.

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The Kirtley Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee. In 2022, Mr. Kirtley’s annual base salary was increased to $250,000. The Kirtley Employment Agreement also provides that Mr. Kirtley will be eligible to receive an annual cash incentive payment targeted at 30 percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time.

The Kirtley Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason other than in connection with a Change of Control (in which case the applicable period is 24 months), Mr. Kirtley has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a completing business.

Outstanding Equity Awards at Fiscal Year

The following table sets forth information concerning equity awards outstanding as of December 31, 2022.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Craig W. Best(1)	2,106	109,175	5,006	259,511

Thomas P. Tulaney(2)	1,051	54,484	2,526	130,948

Neal D. Koplin(3)	898	46,552	2,130	110,419

Timothy H. Kirtley(4)	798	41,368	1,902	98,600

John R. Anderson III(5)	793	41,109	1,902	98,600

(1)	Mr. Best’s outstanding equity awards consist of 340 shares of restricted stock, subject to vesting in one annual installment on March 11, 2023; 757 shares of restricted stock, subject to vesting in two annual installments on March 11, 2023, and 2024; 1,009 shares of restricted stock, subject to vesting in three annual installments on March 11, 2023, 2024, and 2025; 2,652 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2023; and 2,354 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2024.

(2)	Mr. Tulaney’s outstanding equity awards consist of 160 shares of restricted stock, subject to vesting in one annual installment on March 11, 2023; 382 shares of restricted stock, subject to vesting in two annual installments on March 11, 2023 and 2024; 509 shares of restricted stock, subject to vesting in three annual installments on March 11, 2023, 2024, and 2025; 1,338 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2023; and 1,188 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2024.

(3)	Mr. Koplin’s outstanding equity awards consist of 138 shares of restricted stock, subject to vesting in one annual installment on March 11, 2023; 306 shares of restricted stock, subject to vesting in two annual installments on March 11, 2023 and 2024; 454 shares of restricted stock, subject to vesting in three annual installments on March 11, 2023, 2024, and 2025; 1,070 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2023; and 1,060 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2024.

(4)	Mr. Kirtley’s outstanding equity awards consist of 124 shares of restricted stock, subject to vesting in one annual installment on March 11, 2023; 282 shares of restricted stock, subject to vesting in two annual installments on March 11, 2023 and 2024; 392 shares of restricted stock, subject to vesting in three annual installments on March 11, 2023, 2024, and 2025; 988 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2023; and 914 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2024.

(5)	Mr. Anderson’s outstanding equity awards consist of 119 shares of restricted stock, subject to vesting in one annual installment on March 11, 2023; 282 shares of restricted stock, subject to vesting in two annual installments on March 11, 2023, and 2024; 392 shares of restricted stock, subject to vesting in three annual installments on March 11, 2023, 2024, and 2025; 988 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2023; and 914 unearned performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2024.

(6)	These amounts reflect a portion of the unvested RSUs that may become vested based on the actual performance over the applicable performance periods. For purposes of calculating the amounts set forth in the table and based on performance through December 31, 2022, it is assumed that the RSUs will be earned at target; however, the number of shares actually earned will depend upon actual performance over the applicable performance periods.

(7)	Market value is based on a closing price of $51.84 per share of our common stock on December 31, 2022.

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Stock Vested

The following table sets forth information concerning restricted stock that vested during the fiscal year ended December 31, 2022.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig W. Best	1,058	51,954	(1)
Thomas P. Tulaney	511	25,081	(2)
Neal D. Koplin	429	21,067	(3)
Timothy H. Kirtley	384	18,842	(4)
John R. Anderson III	364	17,841	(5)

(1)	Mr. Best’s restricted stock awards consist of 1,058 shares; 340 shares of restricted stock based on the closing price of $51.02 per share of our common stock on the vesting date, March 26, 2022; 339 shares of restricted stock based on the closing price of $48.20 per share of our common stock on the vesting date, March 11, 2022; and 379 shares of restricted stock based on the closing price of $48.20 per share of our common stock on the vesting date, March 11, 2022.

(2)	Mr. Tulaney’s restricted stock awards consist of 511 shares; 160 shares of restricted stock based on the closing price of $51.02 per share of our common stock on the vesting date, March 26, 2022; 160 shares of restricted stock based on the closing price of $48.20 per share of our common stock on the vesting date, March 11, 2022; and 191 shares of restricted stock based on the closing price of $48.20 per share of our common stock on the vesting date, March 11, 2022.

(3)	Mr. Koplin’s restricted stock awards consist of 429 shares; 138 shares of restricted stock based on the closing price of $51.02 per share of our common stock on the vesting date, March 26, 2022; 138 shares of restricted stock based on the closing price of $48.20 per share of our common stock on the vesting date, March 11, 2022; and 153 shares of restricted stock based on the closing price of $48.20 per share of our common stock on the vesting date, March 11, 2022.

(4)	Mr. Kirtley’s restricted stock awards consist of 118 shares of restricted stock based on the closing price of $51.02 per share of our common stock on the vesting date, March 26, 2022, 125 shares of restricted stock based on the closing price of $48.20 per share of our common stock on the vesting date, March 11, 2022, and 141 shares of restricted stock based on the closing price of $48.20 per share of our common stock on the vesting date, March 11, 2022.

(5)	Mr. Anderson’s restricted stock awards consist of 105 shares of restricted stock based on the closing price of $51.02 per share of our common stock on the vesting date, March 26, 2022, 118 shares of restricted stock based on the closing price of $48.20 per share of our common stock on the vesting date, March 11, 2022 and 141 shares of restricted stock based on the closing price of $48.20 per share of our common stock on the vesting date, March 11, 2022.

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The following table sets forth information concerning performance-vested restricted stock units that vested during the fiscal year ended December 31, 2022.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Craig W. Best	3,566	184,861
Thomas P. Tulaney	1,680	87,091
Neal D. Koplin	1,448	75,064
Timothy H. Kirtley	1,306	67,703
John R. Anderson III	1,246	64,593

(1)	Based on the closing price of $51.84 per share of our common stock on the vesting date, December 31, 2022.

Pension Benefits

The following table sets forth information concerning our plans that provide for payments or other benefits at, following, or in connection with, retirement for each of the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payment During Last Fiscal Year ($)
Craig W. Best	Penseco Employees’ Pension Plan	3	91,082	–
John R. Anderson III	Penseco Employees’ Pension Plan	18	63,273	–
Thomas P. Tulaney	Supplemental Executive Retirement Plan	11	1,491,283	–
Neal D. Koplin	Supplemental Executive Retirement Plan	6	372,053	–
Timothy H. Kirtley	Supplemental Executive Retirement Plan	1	20,914	–
John R. Anderson III	Supplemental Executive Retirement Plan	1	29,191	–

(1)	Represents the number of benefit years of service credited to the executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year. The Penseco Employees’ Pension Plan was frozen as of June 2008, and no additional years of services are being credited under such plan.
(2)	Reflects the actuarial present value of the named executive officer’s accumulated benefit under the plan(s), computed as of the same measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.

The information in the foregoing table for Messrs. Best and Anderson includes information related to the Penseco Employees’ Pension Plan, a qualified defined benefit retirement plan. As of June 2008, no further benefits are being accrued in this plan. The plan provides for fixed benefits payable for life upon retirement at the age of 65, based on length of service and compensation levels as defined in the plan. The information in the table has been determined using interest rate and mortality rate assumptions consistent with those used in the preparation of the Company’s financial statements. Messrs. Best and Anderson participate in the Employees’ Pension Plan on the same basis as all other former Penseco employees who were participants as of June 2008, and receive only those benefits that are available to all such other employees.

Under his SERP arrangement, Mr. Tulaney is eligible to earn a benefit of $114,600 per year commencing upon his retirement at age 65 and continuing for twenty years. Mr. Tulaney may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Tulaney reaching age 65.

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Under his SERP arrangement, Mr. Koplin is eligible to earn a benefit of $62,000 per year commencing upon his retirement at age 67 and continuing for fifteen years. Mr. Koplin may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Koplin reaching age 67.

Under his SERP arrangement, Mr. Kirtley is eligible to earn a benefit of $50,000 per year commencing upon his retirement at age 65 and continuing for ten years. Mr. Kirtley may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Kirtley reaching age 65.

Under his SERP arrangement, Mr. Anderson is eligible to earn a benefit of $50,000 per year commencing upon his retirement at age 65 and continuing for ten years. Mr. Anderson may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Anderson reaching age 65.

Nonqualified Deferred Compensation

The following table sets forth nonqualified deferred compensation contributions during the year ended December 31, 2022.

Name	Executive Contributions in 2022($)	Company Contributions in 2022($)		Aggregate Earnings in 2022($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2022($)
Craig W. Best	–	18,960	(1)	–		–	180,284
Craig W. Best	52,000	26,000	(2)	0	(3)	–	683,368
Craig W. Best	–	80,000	(4)	31,214	(5)	–	1,170,785

(1)	Represents Company accrued contributions for the 2022 plan year under the Excess Benefit Plan, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.
(2)	Represents Company matching contributions under the Executive Deferred Compensation Plan, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.
(3)	Represents earnings on balances in the Executive Deferred Compensation Plan.
(4)	Represents Company contributions under the Deferred Compensation Plan No. 2, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.
(5)	Represents earnings on balances in the Deferred Compensation Plan No. 2.

Excess Benefit Plan. The company contribution set forth in the table above represents our contribution pursuant to the Excess Benefit Plan maintained for Mr. Best. The plan provides Mr. Best with benefits in an amount which is equivalent to the excess, if any, of the matching and ESOP contributions he would have been entitled to receive under the 401(k) Plan and ESOP if those plans were administered without regard to the limitations required by Section 401(a)(17) of the Internal Revenue Code and any regulations thereunder, over the amount he is entitled to receive under those plans for the applicable plan year. The Excess Benefit Plan is intended to be an unfunded excess benefit plan.

The benefit described above is to be computed as of the date of Mr. Best’s separation from service. The accrued benefit will become payable if Mr. Best separates from service for any reason. If a change in control (as defined in the Excess Benefit Plan) occurs, the accrued benefit at the date of the change in control shall be valued and payable according to the provisions set forth below as if the change in control constituted a separation from service.

Mr. Best, or his beneficiaries, will be entitled to receive, by virtue of his separation from service, a distribution in an aggregate amount equal to his accrued benefit. The actuarial equivalent of his accrued benefit will be distributed in a single lump sum payment within five days following the date that is six months after the date Mr. Best separates from service.

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If Mr. Best dies before terminating his employment with the Bank and before the commencement of payments under the Excess Benefit Plan, the actuarial equivalent of the entire value of his accrued benefit will be paid, in a single lump sum, within sixty days following the date of his death, to his designated beneficiaries.

If Mr. Best’s employment had terminated on December 31, 2022 his accrued benefit under the Excess Benefit Plan would have been $180,284.

Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan is an account-based deferred compensation arrangement that provides Mr. Best an opportunity to defer base salary and annual bonus compensation and requires the Company to make matching contributions to Mr. Best’s account in an amount equal to 50 percent of Mr. Best’s deferrals, up to a maximum of six percent of Mr. Best’s salary and annual bonus for a given year. The Company may also contribute a discretionary contribution to Mr. Best’s account under the plan. Notional interest or earnings and losses, based on the investment returns under our 401(k) profit sharing plan, will also be credited. Distributions from the Executive Deferred Compensation Plan will be made upon Mr. Best’s retirement or other separation from service, or upon his death or a change in control if earlier.

Deferred Compensation Plan No. 2. The Deferred Compensation Plan No. 2 is an account-based deferred compensation arrangement contemplated by the amendment and restatement of Mr. Best’s employment agreement on January 3, 2011. Pursuant to the agreement, the Deferred Compensation Plan No. 2 provides Mr. Best an opportunity to defer base salary and bonus compensation and required the Company to make contributions to Mr. Best’s account in the amount of $61,375 on or around the time his employment agreement was amended and restated, followed by credits of $60,000 each August 1 beginning in 2011 and ending in 2014. The plan was amended August 31, 2014 and, as amended, requires an annual contribution of $80,000 per year from 2015 through 2019 subject to Mr. Best’s continued employment. On January 30, 2020, a Second Amendment to the Amended and Restated Deferred Compensation Plan No. 2 was approved. The second amendment provides for a contribution of $80,000 each August 1 from 2020 through 2024, each conditioned on Mr. Best’s continued employment through the applicable date. Notional interest will be credited to such deferred amounts and Mr. Best’s account will be distributed upon his retirement or other separation from service, or upon his death or a change in control if earlier. The second amendment provides that with respect to the benefit attributable to contributions accrued on August 1, 2020 and thereafter, subject to the other terms and conditions of the plan, such benefit will be paid in a lump sum within forty-five (45) days following Mr. Best’s separation from service. With respect to the benefit attributable to contributions accrued through August 1, 2019, such benefit will be paid in one hundred twenty (120) consecutive monthly installments.

Potential Post-Termination Benefits

Payments Made Upon Termination of Employment. The following chart summarizes the total benefits payable to the named executive officers upon a termination of employment, assuming that the termination occurred on December 31, 2022 and based on a closing price of $51.84 per share of our common stock on December 31, 2022:

	Termination	Termination for	Termination After a
Name	Without “Cause”	“Good Reason”	Change in Control
Craig W. Best	3,336,036	3,336,036	4,272,301
Thomas P. Tulaney	2,455,202	2,455,202	3,247,131
Neal D. Koplin	750,845	–	1,769,456
Timothy H. Kirtley	387,899	363,859	1,151,864
John R. Anderson III	158,490	–	1,175,201

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Payments Made Upon Termination for Cause. Under the employment agreements with Messrs. Best, Tulaney, Koplin and Kirtley, we may terminate their employment for cause (as defined in the agreement) at any time. Mr. Anderson is an at-will employee without an employment agreement. If any of the named executive officers is terminated for cause, he will receive only accrued compensation and vested benefits through his termination date.

Payments Made Upon Termination Without Cause or For Good Reason. Craig W. Best – Upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Best with good reason, he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 24 months of payments based upon base salary and average annual incentive and bonus payments and $30,000 in outplacement assistance to be paid by us to a firm selected by Mr. Best. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 24 months following termination. If the Company terminated Mr. Best’s employment without cause or he resigned with good reason on December 31, 2022, the cash severance payment due under his employment agreement (based solely on Mr. Best’s then current cash compensation and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $1,226,483. In addition, Mr. Best would have received the outplacement assistance noted above, payment of health insurance premiums valued at $45,116, and payment of accrued benefits of $180,284 under the Excess Benefit Plan, $683,368 under the Executive Deferred Compensation Plan and $1,170,785 under Deferred Compensation Plan No. 2. The Best Employment Agreement provides that payment of severance is contingent upon Mr. Best’s execution and delivery of a release agreement to the Company and the Bank.

Thomas P. Tulaney – Pursuant to the terms of his employment agreement, upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Tulaney with good reason, he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 18 months following termination. If the Company terminated Mr. Tulaney’s employment without cause or he resigned with good reason on December 31, 2022, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $441,365. In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $33,837 and, upon termination by the Company without “cause” or any voluntary termination by Mr. Tulaney (including for good reason), $99,000 per year, payable in monthly installments for twenty years, under his SERP. The Tulaney Employment Agreement provides that payment of severance is contingent upon Mr. Tulaney’s execution and delivery of a release agreement to the Company and the Bank.

Neal D. Koplin – Pursuant to the terms of his employment agreement, upon termination by the Company without “cause” (as defined in his employment agreement), we are obligated to, among other things, make monthly payments to Mr. Koplin for one (1) year following the termination equal to 1/12th of Mr. Koplin’s base salary at the time of termination. If the company terminated Mr. Koplin’s employment without cause on December 31, 2022, the cash severance payment due under his employment agreement (based solely on Mr. Koplin’s then current base salary, without regard to future base salary adjustments) would have been $290,000. Payment of severance under the Koplin Employment Agreement is contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank. In addition, upon termination by the Company without “cause,” Mr. Koplin would have received $30,723 per year, payable in monthly installments for fifteen years, under his SERP.

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Timothy H. Kirtley – Pursuant to the terms of his employment agreement, upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Kirtley with good reason, he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 18 months following termination. If the Company terminated Mr. Kirtley’s employment without cause or he resigned with good reason on December 31, 2022, the cash severance payment due under his employment agreement (based solely on Mr. Kirtley’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $325,271. In addition, Mr. Kirtley would have received payment of health insurance premiums valued at $38,588. Payment of severance under the Kirtley Employment Agreement is contingent upon Mr. Kirtley’s execution and delivery of a release agreement to the Company and the Bank. In addition, upon termination by the Company without “cause,” Mr. Kirtley would have received $2,404 per year, payable in monthly installments for ten years, under his SERP.

John R. Anderson III – Upon termination by the Company without cause, Mr. Anderson will receive his accrued compensation and other benefits through his termination date, along with severance benefits available under a policy applicable to employees generally, namely two weeks of severance pay for each year of employment, subject to a maximum of twenty-six weeks. In addition, upon termination by the Company without “cause,” Mr. Anderson would have received $3,349 per year, payable in monthly installments for ten years, under his SERP.

Payments Made Upon Disability or Death. The employment agreements with Messrs. Best, Tulaney, Koplin and Kirtley provide that, upon termination due to the executive’s death or disability, he will receive only accrued compensation and vested benefits through his termination date. Likewise, upon a termination due to Mr. Anderson’s death or disability, he will receive only accrued compensation and vested benefits through his termination date.

If Mr. Best’s employment terminated December 31, 2022 due to his death or disability, he would be entitled to receive payment of accrued benefits of $180,284 under the Excess Benefit Plan, $683,368 under the Executive Deferred Compensation Plan and $1,170,785 under Deferred Compensation Plan No. 2. In addition, he would have received accelerated vesting of $40,954 or $109,175 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $132,296 in RSUs if terminated due to death. If terminated due to death at December 31, 2022, Mr. Best’s estate would have been entitled to $593,000 in life insurance benefits, in addition to any benefit under the group life insurance plan maintained for employees generally.

If Mr. Tulaney’s employment terminated December 31, 2022 due to his death or disability, under his SERP he would be entitled to receive, respectively, $114,600 per year or $99,000 per year, in either case payable in monthly installments for twenty years. In addition, he would have received accelerated vesting of $20,218 or $54,484 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $66,770 in RSUs if terminated due to death.

If Mr. Koplin’s employment terminated December 31, 2022 due to his death or disability, under his SERP he would be entitled to receive, respectively, $62,000 per year or $30,723 per year, in either case payable in monthly installments for fifteen years. In addition, he would have received accelerated vesting of $17,107 or $46,552 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $55,261 in RSUs if terminated due to death.

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If Mr. Kirtley’s employment terminated December 31, 2022 due to his death or disability, under his SERP he would be entitled to receive, respectively, $50,000 per year or $2,404 per year, in either case payable in monthly installments for ten years. If Mr. Kirtley’s employment terminated December 31, 2022 he would have received accelerated vesting of $15,345 or $41,368 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $49,870 in RSUs if terminated due to death.

If Mr. Anderson’s employment terminated December 31, 2022 due to his death or disability, under his SERP he would be entitled to receive, respectively, $50,000 per year or $3,349 per year, in either case payable in monthly installments for ten years. If Mr. Anderson’s employment terminated December 31, 2022 he would have received accelerated vesting of $15,137 or $41,109 in restricted stock, if terminated due to death or disability, respectively, and accelerated vesting of $49,870 in RSUs if terminated due to death.

Payments Made Upon a Change in Control. In accordance with the terms of their employment agreements, our named executive officers are entitled to the following payments upon termination in connection with a change of control:

Craig W. Best – If we terminate Mr. Best without cause or Mr. Best terminates for good reason within 36 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 36 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of the average bonus and incentive payment that Mr. Best received over the prior three years. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive and his spouse for a period of 36 months following termination. If Mr. Best was terminated without cause or resigned for good reason on December 31, 2022 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Best’s then current base salary and average bonus and incentive payments, without regard to future adjustments, bonuses or incentives) would have been $1,839,725. In addition, Mr. Best would have received payment of health insurance premiums valued at $67,674, and payment of accrued benefits of $180,284 under the Excess Benefit Plan, $683,368 under the Executive Deferred Compensation Plan and $1,170,785 under Deferred Compensation Plan No. 2. In the event that Mr. Best had been terminated without cause or had resigned for good reason on December 31, 2022, within 12 months following a change of control, he would have received accelerated vesting of $40,954 in restricted stock and accelerated vesting of $259,511 in RSUs. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2022, it is assumed that RSUs would be earned at target.

Thomas P. Tulaney – Pursuant to the terms of his employment agreement, if we terminate Mr. Tulaney without cause or Mr. Tulaney terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 24 months following termination. If Mr. Tulaney was terminated without cause or resigned for good reason on December 31, 2022 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $882,729. In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $45,116, accelerated vesting of $20,218 in restricted stock and accelerated vesting of $130,948 in RSUs, and $108,406 per year, payable in monthly installments for twenty years, under his SERP. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2022, it is assumed that RSUs would be earned at target.

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Neal D. Koplin – In the event that Mr. Koplin is terminated within 24 months following a Change of Control (as defined in the Koplin Employment Agreement) or resigns for Good Reason (as defined in the Koplin Employment Agreement), he will be entitled to the salary payments described above for a period of three (3) years following termination (in lieu of one (1) year). Payment of severance under the Koplin Employment Agreement is in each case contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank. If Mr. Koplin was terminated without cause or resigned for good reason on December 31, 2022 following a change in control, the cash severance due to Mr. Koplin under his employment agreement would have been $870,000. In addition, Mr. Koplin would have received accelerated vesting of $17,107 in restricted stock and accelerated vesting of $110,419 in RSUs, and $51,462 per year, payable in monthly installments for fifteen years, under his SERP. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2022, it is assumed that RSUs would be earned at target.

Timothy H. Kirtley – Pursuant to the terms of his employment agreement, if we terminate Mr. Kirtley without cause or Mr. Kirtley terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 18 months following termination. If Mr. Kirtley was terminated without cause or resigned for good reason on December 31, 2022 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Kirtley’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $650,542. In addition, Mr. Kirtley would have received payment of health insurance premiums valued at $38,588, accelerated vesting of $15,345 in restricted stock and accelerated vesting of $98,600 in RSUs, and $34,897 per year, payable in monthly installments for ten years, under his SERP. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2022, it is assumed that RSUs would be earned at target.

John R. Anderson III – Pursuant to the terms of his change in control severance agreement, if we terminate Mr. Anderson without cause or Mr. Anderson terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 18 months following termination. If Mr. Anderson was terminated without cause or resigned for good reason on December 31, 2022 following a change in control, the cash severance payment due under his severance agreement (based solely on Mr. Anderson’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $639,667. In addition, Mr. Anderson would have received payment of health insurance premiums valued at $38,588, accelerated vesting of $15,137 in restricted stock and accelerated vesting of $98,600 in RSUs, and $38,321 per year, payable in monthly installments for ten years, under his SERP. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2022, it is assumed that RSUs would be earned at target.

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Pay Ratio Disclosure

We identified our median employee as of December 31, 2022, using our entire employee population, other than our principal executive officer, and the total base salary or wages, plus bonus, earned by those employees during the 2022 calendar year. We calculated the total compensation of our median employee in the same manner that the total compensation of our principal executive officer is calculated in the summary compensation table, although the median employee’s total compensation consisted solely of salary, bonus and contributions to our ESOP and 401(k) profit sharing plan. Based on this methodology, the 2022 total compensation of our median employee was $45,755. The 2022 total compensation of our principal executive officer was $992,140 and the ratio of the median employee’s total compensation to our principal executive officer’s total compensation for 2022 was 1:21.7.

Pay Versus Performance Disclosure

The table below shows the following information for the past three fiscal years: (i) “total” compensation for our named executive officers (NEOs) for purposes of the “Summary compensation table”; (ii) the “Compensation actually paid” to named executive officers (calculated using rules required by the SEC); (iii) our total shareholder return (TSR); (iv) the TSR of the S&P U.S. BMI Banks Index; (v) our net income; and (vi) our return on average tangible common equity. “Compensation actually paid” does not represent the value of cash and shares of the Company’s common stock received by named executive officers during the year, but rather is an amount calculated under SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, “Compensation actually paid” amounts below differ from compensation actually received by the individuals.

Year	“Summary compensation table” total for CEO(1)	Compensation actually paid to CEO(2)	Average “Summary compensation table” total for other NEOs(1)	Average compensation actually paid to other NEOs(2)	Company TSR(3)	Peer group TSR(3)	Net income (in thousands)	Return on average tangible common equity(4)
2022	$992,140	$1,015,790	$537,708	$534,448	113.83	98.38	$38,090	11.99%
2021	$1,009,089	$1,069,163	$587,389	$572,499	112.19	118.61	$43,519	12.94%
2020	$979,298	$941,198	$511,529	$517,386	75.70	87.24	$29,354	14.80%

(1)	The CEO for each year reported was Craig W. Best. The other named executive officers, or NEOs, for each year reported were: Thomas P. Tulaney, Neal D. Koplin, Timothy H. Kirtley and John R. Anderson III.
(2)	SEC rules require certain adjustments be made to the “Summary compensation table” totals to determine “compensation actually paid” as reported in the “Pay versus performance table” above. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the named executive officers other than the CEO):

Year	Executive(s)	“Summary compensation table” total	Deduct change in pension value	Add pension services costs	Deduct stock awards	Add year- end value of unvested equity awards granted in year	Change in value of unvested equity awards granted in prior years	Change in value of equity awards granted in prior years which vested in year	Deduct value of equity awards granted in prior years that failed to vest	Add dividends
2022	CEO	$992,140	–	–	$(217,333)	$235,405	$(4,312)	$6,823	–	$3,067
	Other NEOs	$537,708	$(60,394)	$47,076	$(94,081)	$101,904	$(1,778)	$2,734	–	$1,279
2021	CEO	$1,009,089	–	–	$(217,311)	$265,006	$73,039	$(63,721)	–	$3,061
	Other NEOs	$587,389	$(111,305)	$70,743	$(89,845)	$109,564	$29,005	$(24,260)	–	$1,208
2020	CEO	$979,298	$(20,310)	–	$(207,701)	$237,686	$(62,229)	$48,255	$(36,604)	$2,802
	Other NEOs	$511,529	$(55,588)	$70,743	$(82,707)	$94,647	$(23,185)	$10,956	$(10,007)	$998

(3)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019. The peer group TSR represents TSR of the S&P U.S. BMI Banks Index.
(4)	Return on average tangible common equity (ROATCE), a non-GAAP measure, is equal to net income divided by the difference of average stockholders’ equity minus average intangible assets. Consistent with its usage by our compensation committee, the 2021 return on average tangible common equity shown in the table above excludes an extraordinary gain on the sale of Visa Class B shares.

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The charts below describe the relationships between “compensation actually paid” to our named executive officers (NEOs), our total shareholder return (TSR), our net income and our return on average tangible common equity (ROATCE) for the last three completed fiscal years.

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Company’s Most Important Financial Performance Measures

The following were the most important financial performance measures, as determined by the Company, that link compensation actually paid to our CEO and other NEOs to the Company’s performance for the most recently completed fiscal year.

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Earnings per share (EPS) growth Revenue growth Expense to asset ratio Loan growth Deposit growth	Asset growth Ratio of non-performing assets to average loans plus other real estate owned Ratio of net charge-offs to average loans

Each of these financial performance measures are used in our incentive programs to determine the level of payout. For more information on each of these performance measures, see “Components of the Compensation Program” beginning on page 28.

2022 Director Compensation

The following table sets forth information concerning the compensation received by individuals who served as directors (other than Craig W. Best) during the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
William E. Aubrey II	63,508	25,684	123	89,315
Sandra L. Bodnyk	52,512	15,008	324	67,844
Ronald G. Kukuchka	44,012	24,380	319	68,711
Richard S. Lochen, Jr.	57,016	28,240	123	85,379
James B. Nicholas	50,012	42,975	–	92,987
Elisa Zúñiga Ramirez	30,633	15,008	–	45,641
Joseph T. Wright, Jr.	54,008	23,077	282	77,367

(1)	The entries in the stock awards column reflect the aggregate grant date fair value of awards of restricted stock and time-vested restricted stock, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. See Notes 1 and 15 of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used to determine the valuation of our stock awards for accounting purposes. Each non-employee director serving as of December 31, 2022 received an award of 285 shares of restricted stock on January 5, 2023, which was fully vested upon grant, and each non-employee director who would have been entitled to a retirement benefit under the policy terminated in 2021 received an additional award of time-vested restricted stock on March 29, 2022, which, subject to the recipient’s continued service on the board, vested on December 31, 2022. Amounts are based on the December 2022 average share price of $52.66 and the December 2021 average share price of $50.12, respectively.
(2)	All other amounts reflect 2022 imputed income on supplemental life insurance split-dollar arrangements.

Each non-employee director receives $1,000 for attendance at each meeting of the board of the Company or the Bank, $500 for each committee meeting, and $300 each for certain advisory meetings. All non-employee directors receive a cash retainer of $20,000 per year. In addition, all non-employee directors receive an annual stock award having a target value of $15,000, based on the average closing price of our common stock during the month of December. The Chairman of the Board receives a retainer of $40,000 per year, and the Audit Committee Chairman receives an additional $417 per month; the Compensation Committee Chairman receives an additional $292 per month; the Nominating and Corporate Governance Committee Chairman receives an additional $250 per month; the Chair of the Bank’s Trust Committee receives an additional $209 per month; the Chair of the Bank’s Asset Liability Management Committee receives an additional $209 per month; the Chair of the Bank’s Asset Quality/Credit Committee receives an additional $209 per month; the Chair of the Bank’s Information Technology Committee receives an additional $209 per month and the Chair of the ESG Committee receives an additional $209 per month.

We maintain a director supplemental life insurance plan. All directors are eligible for the life insurance benefit, subject to medical underwriting acceptance. The plan currently insures four directors. The director life insurance benefit of up to $100,000 per participating director is provided through a single premium bank-owned life insurance, or “BOLI,” program because BOLI is a more cost-effective way of providing the benefits. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable income.

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Certain Relationships and Related Transactions

The Bank has made, and expects to continue to make, loans in the future to our directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests. All such loans require the prior approval of our board of directors. None of such loans are, as of the date of this proxy statement, or were at December 31, 2022, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

Except for loan transactions and employment described above, and deposits with the Bank, there were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which we were or are to be a participant, the amount involved exceeds $120,000, and in which any related person who is also an executive officer had or will have a direct or indirect material interest.

The Bank has a formal process with respect to the review and approval of loans extended by it to related persons. In accordance with these procedures, all transactions with related persons must be approved or ratified by disinterested members of board of directors. All loans and commitments to lend included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve more than the normal risk of collection or present other unfavorable features.

Our code of business conduct and ethics, audit committee charter, and loan policy and procedures related to the approval of loans set forth our policies and procedures for the review, approval, or ratification of any transactions with related persons. Any transaction that involves the purchase from, sale to, or joint ownership with, a related person, of an interest in real or personal property must receive any required approvals of regulatory authorities confirming that the terms of such transactions are fair to, and in the best interests of the Company or the Bank; be supported by an independent appraisal not prepared by a related person or an employee of the Company or the Bank; and be approved in advance by a resolution duly adopted, with full disclosure, by our audit committee. Any extension of credit to a related person must be approved in advance by a resolution duly adopted after full disclosure by a majority of the entire board of directors of the Bank, with each interested director abstaining from participating, directly or indirectly, in the vote. All other transactions not expressly described in our code of conduct and ethics, in which any related person will have a direct or indirect material interest, are subject to review and approval by our audit committee.

Compensation Committee Interlocks and Insider Participation

During 2022, directors Aubrey, Bodnyk, Kukuchka, Lochen, Nicholas and Wright served as members of our compensation committee. Except for Mr. Lochen, who served as an executive officer of the Company from 2006 until 2010, no member of the compensation committee has ever served as an officer or employee of the Company or its subsidiaries. During 2022, there were no compensation committee interlocks between the Company or its subsidiaries and any other entity involving the Company or its subsidiaries or any such entity’s executive officers or directors.

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Code of Ethics

We have adopted a code of conduct and ethics that applies to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. Our code of conduct and ethics is available via our website, psbt.com, at the “Corporate Info – Governance Documents” page under “Investor Relations.”

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2022, each of the Company’s officers, directors, and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her, except that a Form 4 reporting two purchases was not filed on a timely basis by Ms. Ramirez, and Form 4s reporting two withholdings of restricted stock to satisfy tax withholding obligations upon vesting of restricted stock that were later reported on Form 5s, were not filed by Mr. Best, Mr. Koplin and Mr. Kirtley.

Equity Compensation Plan Information

The table below sets forth information with respect to compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders:
2017 Equity Incentive Plan	–	N/A	13,175	(1)
Equity compensation plans not approved by security holders: None	–	N/A	–
Total	–	N/A	13,175	(1)

(1)	The 2017 Equity Incentive Plan provides for the grant of the following equity-based and cash-based incentive awards to participants: stock options, stock appreciation rights, restricted stock, restricted stock units, cash awards and performance awards.

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Shareholder Proposals

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in our bylaws.

For director nominations or other proposals to be properly brought before the 2024 annual meeting by a shareholder, the shareholder must give written notice to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, by March 14, 2024, and any proposal other than a director nomination must be a proper matter for shareholder action, and not otherwise excludable under the rules and regulations of the SEC. In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2024 annual meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, we must receive the proposal by December 7, 2023. In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the SEC’s new universal proxy rules (once effective for calendar year 2023), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2024.

A shareholder’s notice must set forth (i) the name and address of the shareholder who intends to bring the business before the meeting (“Proposing Shareholder”); (ii) the name and address of the beneficial owner, if different than the Proposing Shareholder, or any of the shares of Peoples common stock which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any beneficial owner; (iii) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a beneficial owner has in the business being proposed by the Proposing Shareholder; (iv) a description of all arrangements and understandings between the Proposing Shareholder and any beneficial owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the shareholder notice is being made; (v) a description of the business which the Proposing Shareholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Company adopt; and (vi) a representation that the Proposing Shareholder is at the time of giving the shareholder notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the shareholder notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

Reports and Other Documents

Annual Report

A copy of the Company’s 2022 Annual Report to Shareholders accompanies this proxy statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on February 28, 2023 the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Additionally, our proxy statement, annual report to shareholders and proxy card are available at www.proxyvote.com. Requests should be directed to the attention of the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503.

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Security Holders Sharing an Address

Only one copy of this proxy statement and the accompanying 2022 Annual Report to Shareholders is being delivered to multiple shareholders sharing an address unless we have previously received contrary instructions from one or more of such shareholders. On written or oral request to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, we will deliver promptly a separate copy of this proxy statement and the accompanying 2022 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary of the Company at the address and telephone number set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY H. KIRTLEY
Secretary

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Appendix A

PEOPLES FINANCIAL SERVICES CORP.

2023 EQUITY INCENTIVE PLAN

Section 1.     Purpose; Definitions. The purposes of the Peoples Financial Services Corp. 2023 Equity Incentive Plan (the “Plan”) are to: (a) enable Peoples Financial Services Corp. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company. Upon the Effective Date, no further awards shall be made under the Prior Plan (as defined below)

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)            “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)            “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, federal and state banking law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c)            “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash or Other Stock Based Awards made under this Plan.

(d)            “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e)            “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)            “Cash or Other Stock Based Award” means an award that is granted under Section 10.

(g)            “Cause” means (i) Participant’s refusal to comply with any lawful directive or policy of the Company which refusal is not cured by the Participant within ten (10) days of such written notice from the Company; (ii) the Company’s determination that Participant has committed any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud against the Company or any Subsidiary or Affiliate; (iii) a material breach by the Participant of any written agreement with or any fiduciary duty owed to any Company or any Subsidiary or Affiliate; (iv) Participant’s conviction (or the entry of a plea of a nolo contendere or equivalent plea) in a court of competent jurisdiction of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (v) Participant’s habitual or repeated misuse of, or habitual or repeated performance of Participant’s duties under the influence of, alcohol, illegally obtained prescription controlled substances or non-prescription controlled substances. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.

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(h)            “Change in Control” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(h)(i), Section 1(h)(iii), Section 1(h)(iv) or Section 1(h)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company or (vi) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

(i)             “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j)             “Committee” means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director. Unless otherwise determined by the Board, the Compensation Committee of the Board will serve as the Committee.

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(k)            “Director” means a member of the Board.

(l)             “Disability” means a condition rendering a Participant Disabled.

(m)           “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(n)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)            “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Stock Market, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(p)            “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(q)            “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(r)             “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(s)            “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(t)             “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(u)            “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(v)            “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(w)           “Plan” means the Peoples Financial Services Corp. 2023 Equity Incentive Plan herein set forth, as amended from time to time.

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(x)            “Prior Plan” means the Peoples Financial Services Corp. 2017 Equity Incentive Plan, as amended.

(y)            “Prior Plan Awards” mean awards granted under the Prior Plan.

(z)            “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(aa)          “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(bb)         “Shares” means shares of the Company’s common stock, subject to substitution or adjustment as provided in Section 3(c) hereof.

(cc)          “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.

(dd)         “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2.     Administration. The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and shareholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)            select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)            determine the type of Award to be granted;

(c)            determine the number of Shares, if any, to be covered by each Award;

(d)            establish the terms and conditions of each Award;

(e)            establish the performance conditions relevant to any Award and certify whether such performance conditions have been satisfied;

(f)             approve forms of agreements (including Award Agreements) for use under the Plan;

(g)            determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d);

(h)            accelerate the vesting or exercisability of an Award and to modify or amend each Award, subject to Section 11; and

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(i)             extend the period of time for which an Option or Stock Appreciation Right is to remain exercisable following a Participant’s termination of service to the Company from the limited period otherwise in effect for that Option or Stock Appreciation Right to such greater period of time as the Committee deems appropriate, but in no event beyond the expiration of the term of the Option or Stock Appreciation Right.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

The Committee, in its discretion, may refer any matter arising hereunder to the Board or other committee designated by the Board, together with its report and recommendation.

To the extent permitted by Applicable Law and the Company’s governing documents, the Committee may delegate its authority as identified herein to any individual or committee of individuals (who may, but need not be, one or more Directors or Non-Employee Directors), including without limitation the authority to grant Awards hereunder. To the extent that the Committee delegates its authority to make Awards hereunder, applicable references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate, but the authority to administer the Plan will otherwise remain with the Committee. The Committee may revoke any such delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Section 3.     Shares Subject to the Plan.

(a)            Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c), the maximum number of Shares that may be issued in respect of Awards under the Plan is the sum of: (i) 120,000 Shares, plus (iii) up to 31,696 additional Shares subject to Prior Plan Awards pursuant to Section 3(b) hereof. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan. Subject to adjustment as provided in Section 3(c), the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 151,696.

(b)            Effect of the Expiration or Termination of Awards. If and to the extent that an Award or a Prior Plan Award terminates, expires, is canceled or is forfeited for any reason on or after the Effective Date, the Shares associated with that Award or Prior Plan Award will become available (or again be available) for grant under the Plan. Shares withheld in settlement of a tax withholding obligation associated with an Award or a Prior Plan Award, or in satisfaction of the exercise price payable upon exercise of an Award or Prior Plan Award, will not become available for grant under the Plan.

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(c)            Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it may deem equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

(d)            Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)            cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii)           cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;

(iii)          cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv)          cancel any Award in exchange for a substitute award;

(v)           redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi)          cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or Stock Appreciation Right ; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or

(vii)         take such other action as the Committee shall determine to be reasonable under the circumstances.

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Notwithstanding any provision of this Section 3(d), in the case of any Award subject to Section 409A of the Code, such Award shall vest and be distributed only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to shareholders in connection with the Change in Control.

Section 4.     Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Section 5.     Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option. Any Option granted under the Plan will be in such form as the Committee may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a)            Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)            Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option.

(c)            Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee.

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(d)            Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a shareholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 17(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e)            Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)             Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 6.     Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the exercise price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. Each Stock Appreciation Right shall be evidenced by an Award Agreement in a form that is approved by the Committee. Such Award Agreement shall indicate the price, the term and the vesting schedule for such Award. A Stock Appreciation Right exercise price may never be less than the Fair Market Value of the underlying common stock of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

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Section 7.     Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a)            Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b)            Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c)            Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause or if a Participant resigns at a time that there was a Cause basis for such Participant’s termination: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)            Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

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Section 8.     Restricted Stock.

(a)            Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b)            Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of shares of common stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s) representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and if issued to the Participant, returned to the Company, to be held in escrow during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)            Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i)            During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine, in its sole and absolute discretion.

(ii)           While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares, but will not have the right to receive any cash distributions or dividends prior to the lapse of the Restriction Period underlying such Shares unless otherwise provided under the applicable Award Agreement or as determined by the Committee. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

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(iii)          Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Section 9.     Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may, in its sole and absolute discretion, impose conditions on such units as it may deem appropriate, including, without limitation, (i) continued employment or service of the recipient or (ii) the attainment of specified individual or corporate performance goals. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement. The Participant shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder; provided, however, that an Award Agreement may provide for the inclusion of dividend equivalent payments or unit credits with respect to the Award in the discretion of the Committee. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting, the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

Section 10.     Cash or Other Stock Based Awards. Subject to the other terms of the Plan, the Committee may grant Cash or Other Stock Based Awards (including Awards to receive unrestricted Shares or immediate cash payments) to eligible individuals. The Award Agreement evidencing a Cash or Other Stock Based Award shall set forth the terms and conditions of such Cash or Other Stock Based Award, including, as applicable, the term, any exercise or purchase price, performance goals, vesting conditions and other terms and conditions. Payment in respect of a Cash or Other Stock Based Award may be made in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

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Section 11.     Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within 365 days of its adoption by the Board or by the Company’s shareholders in a manner consistent with Treas. Reg. §1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

Section 12.     Prohibition on Repricing Programs. Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per Share for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining shareholder approval.

Section 13.     Conditions Upon Grant of Awards and Issuance of Shares.

(a)            The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)            No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Shares are then listed for trading.

Section 14.     Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

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Section 15.     Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 16.     Liability of Company.

(a)            Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b)            Grants Exceeding Allotted Shares. If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, on the effectiveness under Applicable Law of a sufficient increase in the number of Shares subject to this Plan.

(c)            Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

Section 17.     General Provisions.

(a)            The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

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(b)            The Awards, and any Shares associated therewith, shall be subject to the Company’s recoupment, stock ownership, securities trading, anti-hedging and other similar policies, as in effect from time to time.

(c)            All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)            Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

(e)            Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(f)             Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 18.     Effective Date of Plan. The Plan was adopted by the Board on March 31, 2023 (the “Adoption Date”), subject to approval by the Company’s shareholders.

Section 19.     Term of Plan. Unless the Plan shall theretofore have been terminated in accordance with Section 11, the Plan shall terminate on the 10-year anniversary of the Adoption Date, and no Awards under the Plan shall thereafter be granted.

Section 20.     Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

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Section 21.     Section 409A. All Awards are intended to be exempt from or comply with the requirements of Section 409A of the Code (“Section 409A”) and should be interpreted accordingly. Nonetheless, the Company does not guaranty any particular tax treatment for any Award. For any Award that is non-qualified deferred compensation subject to Section 409A, the Committee may elect to liquidate such Award at any time in a manner intended to comply with Treas. Reg. § 1.409A-3(j)(4)(ix) or any successor provision. Notwithstanding anything to the contrary in the Plan or an Award, if at the time of a Participant’s separation from service, such Participant is a “specified employee” (within the meaning of Section 409A), then any amounts payable under the Plan on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of the separation from service shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Participant’s death, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to such amounts. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

Section 22.     Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

Section 23.     Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V06965-P87738 For Against Abstain ! ! ! For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! PEOPLES FINANCIAL SERVICES CORP. 150 N. WASHINGTON AVENUE SCRANTON, PA 18503 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PFIS2023 You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PEOPLES FINANCIAL SERVICES CORP. Nominees: 1a. Sandra L. Bodnyk 1b. Ronald G. Kukuchka 1c. Elisa Zúñiga Ramirez 1. Election of three directors to our Board of Directors, each to serve until the 2026 Annual Meeting of Shareholders and until his or her successor has been elected and qualified. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES, AND VOTES FOR THE OTHER PROPOSALS. If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting. This proxy may be revoked at any time before it is voted by delivering (by Internet, telephone or mail) to the secretary of Peoples Financial Services Corp. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Peoples Financial Services Corp. common stock. In addition, a shareholder may revoke this proxy by voting his or her shares at the virtual annual meeting. Attendance at the virtual annual meeting will not in itself constitute the revocation of a proxy. Should a director nominee be unable to serve as a director, an event that Peoples Financial Services Corp. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the board of directors. 3. Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2023. 4. Proposal to approve Peoples Financial Services Corp. 2023 Equity Incentive Plan. 2. Proposal to approve, on an advisory basis, the compensation of our named executive officers. ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V06966-P87738 PEOPLES FINANCIAL SERVICES CORP. 150 N. Washington Avenue Scranton, PA 18503 PROXY ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Stephen N. Lawrenson and Lynn M. Thiel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Peoples Financial Services Corp. held of record by the undersigned at the close of business day on February 28, 2023, the record date for the meeting, at the Annual Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/PFIS2023 on May 13, 2023, and any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED, AND FOR THE OTHER PROPOSALS. The undersigned hereby acknowledges receipt of the Proxy Statement dated on or about April 5, 2023 and Annual Report, and hereby revokes any proxy or proxies heretofore given to vote shares at the Meeting and any adjournments or postponements thereof. Please sign, date and mail your proxy card in the envelope provided as soon as possible. (Continued and to be signed on the reverse side) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. ANNUAL MEETING OF SHAREHOLDERS OF PEOPLES FINANCIAL SERVICES CORP. May 13, 2023